As filed with the Securities and Exchange Commission on October 8, 2024.

Registration No. 333-[     ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Bitwise Bitcoin ETF

(Exact name of registrant as specified in its charter)

Delaware	83-6613214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Richard Coyle, Esq.

James Audette, Esq.
Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

Katherine Dowling, Esq.
Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the asset purchase described in this prospectus have been satisfied or waived.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

REFERENCES TO ADDITIONAL INFORMATION

This Prospectus incorporates important business and financial information about the Bitwise Bitcoin ETF (the “Trust”) from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document by accessing the Securities and Exchange Commission’s website maintained at “www.sec.gov” or by requesting copies in writing or by telephone from the Bitwise Bitcoin ETF at the following address: https://bitbetf.com/ or by calling 1-866-880-7228.

ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE TRUST HAS BEEN PROVIDED BY BITWISE INVESTMENT ADVISERS, LLC (THE “SPONSOR”). ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO OSPREY BITCOIN TRUST (THE “OSPREY FUND”) HAS BEEN PROVIDED BY OSPREY FUNDS LLC.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESES SECURITIES PURSUANT TO THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

Subject to Completion

Preliminary Prospectus

Dated October 8, 2024

Shares

Bitwise Bitcoin ETF

This prospectus is being furnished to you as a unitholder of Osprey Bitcoin Trust (the “Osprey Fund”) in connection with the distribution, as part of its liquidation and dissolution, to its unitholders of common shares of beneficial interest (“Shares”) of Bitwise Bitcoin ETF (the “Trust”). The Shares will be issued to the Osprey Fund as consideration for the purchase of all bitcoin assets held by the Osprey Fund on or about [  ]. The distribution will not occur until this Registration Statement becomes effective under the Securities Act of 1933, as amended (the “1933 Act”).

Unitholders of the Osprey Fund are not required to vote on or take any other action in connection with the distribution, the sale of the bitcoin assets, or the plan of liquidation and dissolution, and unitholders will not be required to pay any consideration for the Shares of the Trust that they receive.

The Trust is an exchange-traded product that issues Shares that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BITB.” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust holds bitcoin and establishes its net asset value (“NAV”) by reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”). The BRRNY is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major bitcoin trading platforms (“Constituent Platforms”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”). On October 4, 2024, the BRRNY was $62,355.54.

The Trust pays to the Sponsor a unitary management fee of 0.20% per annum of the Trust’s bitcoin holdings (the “Sponsor Fee”).

When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000) (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of U.S. dollars needed to purchase the Basket Amount (plus a per order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall arrange for the Basket Amount of bitcoin to be sold and the cash proceeds (minus a per order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “RISK FACTORS” beginning on page 14.

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [___], 2024

TABLE OF CONTENTS

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus, including the regulatory and tax treatment of the Asset Purchase;

●	the ability of the Trust and the Osprey Fund to consummate the asset purchase, including the satisfaction or waiver (if applicable) of the conditions to the Asset Purchase Agreement, including, among others, (i) effectiveness of the registration statement of which this prospectus forms a part of; and (ii) receipt of approval for listing and trading on the NYSE, the Shares of the Trust to be issued in connection with the asset purchase;

●	general economic, market and business conditions;

●	technology developments regarding the use of bitcoin and other digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.235 billion or more in annual revenues; (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”); (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

i

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:	What is this document and why did you send it to me?
A:

This prospectus is being provided to holders of common units (the “Units”) of fractional undivided beneficial interest (individually, “Unitholder” and, collectively, “Unitholders”) of the Osprey Bitcoin Trust (the “Osprey Fund”) in connection with the distribution of common shares of beneficial interest (the “Shares”) of Bitwise Bitcoin ETF (the “Trust”). The Shares will be issued by the Trust as consideration for the purchase of all the bitcoin assets of the Osprey Fund (such transaction, the “Asset Purchase”), which is anticipated to close on or about [  ], 2024 (the “Closing Date”).

This prospectus will provide you with information regarding the Covered Transactions (as defined below).

Q:	What is the Asset Purchase and Pre-Liquidation Distribution?
A:

On the Closing Date, pursuant to an Asset Purchase and Contribution Agreement (the “APA”) among the Osprey Fund, Osprey, the Trust and Bitwise, all of the bitcoin owned by the Osprey Fund will be contributed to the Trust, and the Trust will issue an amount of Shares equal to the sum of the value of the Acquired Bitcoin as determined by reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”) on the business day prior to the Closing Date multiplied by the number of Acquired Bitcoin, divided by the net asset value per Share on the business day prior to the Closing Date (the “Consideration Shares”). The Consideration Shares will be deposited with the brokerage designated by Osprey.

Following the closing of the Asset Purchase, pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund, the Osprey Fund will distribute the Consideration Shares held by the Osprey Fund to its Unitholders on a pro-rata basis (the “Pre-Liquidation Distribution”). Thereafter, the Osprey Fund will wind-up its affairs and liquidate. After paying creditors of the Osprey Fund and making provisions for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to each Unitholder their pro rata portion of any remaining assets held by the Osprey Fund (the “Final Liquidating Distribution”, and collectively with the Pre-Liquidation Distribution, the “Liquidating Distributions”). The Liquidating Distributions and the Asset Purchase are referred to collectively herein as the “Covered Transactions”.

After the Pre-Liquidation Distribution, each Unitholder will become a beneficial owner of the Trust, which trades on the NYSE Arca under the ticker symbol “BITB” (CUSIP No.: 09174C104). It is expected that shortly after the Liquidating Distributions, the Osprey Fund will terminate and all outstanding Units will be cancelled. See “Plan of Distribution”.

The Trust will file a current report on Form 8-K including a press release announcing that the Asset Purchase has been consummated.

Q:	Who manages the Osprey Fund and the Trust?
A:	Osprey Funds, LLC (“Osprey”) has served as the sponsor of the Osprey Fund since its inception on January 3, 2019. Bitwise Investment Advisers, LLC (“Bitwise” or the “Sponsor”) has served as the sponsor of the Trust since its formation on August 29, 2019. Bitwise serves as the sponsor of two exchange traded-products and one privately offered fund whose interests trade on over-the-counter markets. The Trust commenced operations and its shares have been listed on the NYSE Arca since January 10, 2024. See “Management; Voting By Shareholders”.

Q:	What are the differences in investment objectives, strategies and risks and fund management between the Osprey Fund and the Trust?
A:

The Osprey Fund’s investment objective is for its Units to reflect the performance of bitcoin by reference to the Coin Metrics CMBI Bitcoin Index provided by Coin Metrics Inc, less the Osprey Fund’s expenses and other liabilities. The Trust seeks to track the value of bitcoin by refence to the BRRNY.

While the Trust and the Osprey Fund have substantially similar investment objectives and investment strategy, there are differences between the investment restrictions and investment risks.

For example, the Trust is an exchange-traded product that lists its Shares on the NYSE Arca, Inc. The Trust creates or redeems its Shares in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin attributed to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket. The Trust only creates and redeems Baskets with Authorized Participants and investors who decide to buy or sell Shares of the Trust will place orders through their brokers. Finally, the Trust pays its Sponsor a unitary management fee of 0.20% per annum of the Trust’s bitcoin holdings.

The Osprey Fund privately offered its Units pursuant to Regulation D under the 1933 Act in June 2020 and November 2020, respectively. It suspended the creations of new Units on November 1, 2021 and does not currently provide for the redemption of Units by Unitholders. The Units are quoted on the OTCQX. Due to the lack of an ongoing redemption program as well as price volatility, low trading volume and closings of Bitcoin exchanges due to fraud, failure, security breaches or otherwise, there is no assurance that the market value of the Units reflect the per Unit value of the Osprey Fund’s bitcoin, less the Osprey Fund’s expenses and other liabilities. The Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit and the Osprey Fund has not met its investment objective to date. Finally, the Osprey Fund pays to Osprey a management fee at an annual rate of 0.49% of the daily net asset value of the Osprey Fund. This management fee accrues daily in bitcoin and is payable, at Osprey’s sole discretion, in bitcoin or in U.S. dollars.

Any other material differences in investment risks between the Trust and the Osprey Fund relate primarily to (1) the Trust being managed by Bitwise whereas the Osprey Fund is managed by Osprey, (2) the Trust will be governed by the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Bitwise Trust Agreement”), and (3) certain service providers (as noted below) that provide third party service arrangements to the Trust will be different from those of the Osprey Fund. Each of these differences is discussed in greater detail in the prospectus.

Q:	Will fund service providers and share identification information change because of the Covered Transactions?
A:	The Osprey Fund and Trust have some of the same service providers. Differences in those entities providing sponsorship, administration and accounting, audit, transfer agency, distribution, custody, and Delaware Trustee services to the Osprey Fund and Trust are as noted in the following table. The following table also notes other differences related to the shares, respectively, of the Acquired and Trusts.

	The Osprey Fund	The Trust
Sponsor	Osprey Funds, LLC	Bitwise Investment Advisers, LLC
Administrator	Theorem Fund Services, LLC	The Bank of New York Mellon
Marketing Agent	None	Foreside Fund Services, LLC
Transfer Agent	Continental Stock Transfer & Trust Company	The Bank of New York Mellon
Auditor	Grant Thornton LLP	KPMG LLP
Bitcoin Custodian	Coinbase Custody Trust Company, LLC	Same
Cash Custodian	Customers Bank	The Bank of New York Mellon
Delaware Trustee	CSC Delaware Trust Company	Same
Ticker Symbol	OBTC	BITB
CUSIP Number	68839C206	09174C104
OTC Market/Primary Listing Exchange	OTCQX	NYSE Arca

See “The Trust’s Service Providers”.

Q.	How will the Covered Transactions affect my investment?
A:

Following the Pre-Liquidation Distribution, you will be a shareholder of the Trust.

The Osprey Fund will distribute to you your pro rata portion of the Consideration Shares in the Pre-Liquidation Distribution. After paying creditors of the Osprey Fund and making provision for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to you your pro rata portion of any remaining assets held by the Osprey Fund. See “The Covered Transactions”.

The Covered Transactions are generally not expected to result in recognition of gain or loss by the Osprey Fund or its Unitholders for federal income tax purposes. See “United States Federal Income Tax Consequences”.

Q:	How will the Covered Transactions affect the fees and expenses I pay as a Unitholder of the Osprey Fund?
A:

The Osprey Fund pays to Osprey a management fee at an annual rate of 0.49% of the daily net asset value of the Osprey Fund. This management fee accrues daily in bitcoin and is payable, at Osprey’s sole discretion, in bitcoin or in U.S. dollars. Osprey is responsible the routine operational, administrative and other ordinary fees and expenses of the Osprey Fund; provided, however, that the Osprey Fund is responsible for audit fees, index license fees, aggregate legal fees in excess of $50,000 per annum and the fees of the Custodian and certain extraordinary expenses of the Osprey Fund, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by Osprey or any other service provider on behalf of the Osprey Fund to protect the Osprey Fund or the interest of Unitholders, indemnification expenses, fees and expenses related to public quotation on OTCQX.

The Trust pays a unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. The Trust’s administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total bitcoin holdings, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the BRRNY. In exchange for the Sponsor Fee, Bitwise has agreed to assume and pay the normal operating expenses of the Trust, which include the trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. See “Additional Information About the Trust”.

Q:	Will there be any portfolio repositioning or other costs in connection with the Covered Transactions?
A:	No. The only assets held by the Osprey Fund and the Trust are bitcoin and cash.

v

Q:	What is the tax impact on my investment?
A:

The Covered Transactions will not result in the recognition of gain or loss under the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes for the Osprey Fund or its Unitholders. As a condition to the closing of the Asset Purchase, the Osprey Fund shall receive an opinion of counsel regarding the federal income tax consequences of the Covered Transactions.

Subject to the rules of Treas. Reg. § 1.671-5, income of the Osprey Fund will be treated as income of each Unitholder in proportion to their interest in the Osprey Fund after Closing, and an item of the Osprey Fund’s income will have the same character in the hands of a Unitholder as it would have if the Unitholder directly owned a pro rata portion of the Osprey Fund’s assets and, subject to the rules of Treas. Reg. § 1.671-5, each Unitholder will be considered to have received his or her pro rata share of income derived from each Osprey Fund asset when such income would be considered to be received by the Unitholder if the Unitholder directly owned a pro rata portion of the Osprey Fund’s assets.

Each Unitholder will be treated as the owner of a pro rata portion of the Osprey Fund’s assets under the grantor trust rules of Sections 671-679 of the Code following the Asset Purchase and that each beneficial owner of Consideration Shares will be treated as directly owning its pro rata share of the Trust’s assets. See “United States Federal Income Tax Consequences”.

Q:	Who is paying for expenses related to the Covered Transactions?
A:	All costs and expenses incurred in connection with the Covered Transactions shall be paid by the Party incurring such costs and expenses; provided, however, that the Osprey Fund, Osprey, the Trust, and Bitwise shall share the reasonable fees, costs and expenses incurred by the Trust and Bitwise in connection with the legal opinion described herein.

Q:	Why are the Covered Transactions occurring?
A:	On March 5, 2024, Osprey Funds announced that it is aware that the Osprey Fund’s Units were trading at a discount to the value of the underlying bitcoin held by Osprey Fund, and as such was exploring strategic alternatives to maximize Unitholder value, including the potential sale to or merger with an existing bitcoin ETF. Pursuant to that goal, the APA was executed on August 26, 2024.

Q:	What is Bitwise’s role with the Trust before and after the Covered Transactions?
A:	Bitwise will not receive any consideration in connection with the Covered Transaction other than any additional Sponsor Fee resulting from the increase in the bitcoin held by the Trust. Bitwise, as sponsor of the Trust, will be responsible for management of the Trust. Bitwise is also responsible for selecting and overseeing the service providers to the Trust and preparing and filing periodic reports on behalf of the Trust with the SEC and provide any required certifications for such reports.

Q:	What will Osprey receive in the Covered Transactions?
A:	Osprey is not receiving any compensation dependent on the consummation of the Covered Transactions.

Q:	What will be the United States federal income tax status of the Trust after the Covered Transactions?
A:

The Trust’s federal income tax status will be the same as the Osprey Fund’s present federal income tax status. The Osprey Fund will receive an opinion of counsel that, under current U.S. federal income tax laws, the Trust is not an association taxable as a corporation for Federal income tax purposes but will be classified as a grantor trust and that each beneficial owner of Consideration Shares will be treated as directly owning its pro rata share of the Trust’s assets an a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Consideration Shares following the Liquidating Distributions.

For further information regarding the material United States federal income tax consequences of the transactions to shareholders of the Trust and Osprey Fund and limitations relating to the IRS rulings and counsels’ opinions, see the “United Stated Federal Income Tax Consequences”.

Tax matters are very complicated and the consequences of the transactions to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Trust and Osprey Fund shareholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions. See “United States Federal Income Tax Consequences”.

Q:	Do Unitholders have to take any action to approve the Covered Transactions?
A:

No. Unitholders have no right to vote on the Covered Transactions.

Under the Osprey Fund’s Second Amended and Restated Declaration of Trust and Trust Agreement (“Osprey Trust Agreement”), Osprey Fund shareholders have no voting rights with respect to the Osprey Fund except as expressly provided in the Osprey Trust Agreement. Section 13.3 of the Osprey Trust Agreement provides that the sponsor may cause (i) the Osprey Fund to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Units of the Osprey Fund to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Units of the Osprey Fund to be exchanged for units in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. Osprey, with written notice to the Unitholders, may approve and effect any of the transactions contemplated under (i) — (iii) above without any vote or other action of the Unitholders.

Q:	Can Unitholders dissent and require appraisal of their shares?
A:

No. The Unitholders have no dissenters’ rights or rights of appraisal under Delaware law in connection with the Covered Transactions.

Unitholders who object to the Covered Transactions or who otherwise do not wish to receive Consideration Shares from the Covered Transactions should, before the Closing Date, sell their shares in the secondary market.

Q:	Are there any conditions to consummation of the Covered Transactions?
A:

Yes. Consummation of the Asset Purchase is subject to the satisfaction or waiver of closing conditions that are contained in the APA. These include, among others, (i) the effectiveness of the registration statement of which is prospectus form as part of, (ii) the receipt of a legal opinion regarding the tax-free nature of the Covered Transactions; (iii) the receipt of approval for listing and trading on NYSE the Consideration Shares; and (iv) other customary conditions. Each of Osprey and Bitwise may waive any of the conditions to its obligations to complete the Asset Purchase.

Following the closing of the Asset Purchase, there are no conditions to the consummation of the Pre-Liquidation Distribution and the Liquidation Distribution. Osprey will seek to complete the Pre-Liquidation Distribution and the Liquidation Distribution as soon as practicable following the consummation of the Asset Purchase. See “The Covered Transactions”.

Q:	When will the Covered Transactions be completed?
A:	We expect to complete the Asset Purchase on the Closing Date. Osprey will seek to complete the Pre-Liquidation Distribution as soon as practicable following the consummation of the Asset Purchase.

Q:	How will the Consideration Shares be Distributed in the Pre-Liquidation Distribution?
A:	Following the completion of the Asset Purchase, Osprey will contact Unitholders to obtain information about their brokerage accounts. Once Osprey has obtained such information from the Unitholders, Osprey will cause the Osprey Fund to transfer through DTCC each Unitholder’s pro rata portion of the Consideration Shares to the identified brokerage account.

Q:	Can Unitholders sell their Units before the Pre-Liquidation Distribution?
A:	Pursuant to the APA, prior to the Closing, Osprey will take all actions necessary to cause the quotation of the Units on the OTCQX to be terminated. At such time, Unitholders will lose the ability to sell their Units on an established secondary market. Unitholders who wish to sell their Units or who do not wish to receive Consideration Shares should sell their Units prior to such termination, which is expected to occur on or about [ ].

Q:	Are there risks associated with the Covered Transactions?
A:	Yes. The Trust may not realize the expected benefits of the Covered Transaction because of the risks and uncertainties discussed in the section entitled “Risk Factors” beginning on page 14 and the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page i.

Q:	Will the instruments that govern the rights of the Trust shareholders with respect to their shares be materially different from those that govern the rights of the Osprey Fund’s shareholders?
A:	No. Both the Osprey Fund and the Trust are Delaware statutory trusts. The Osprey Trust Agreement is the Osprey Fund’s governing instrument applicable to the Osprey Fund and its Unitholders. The Bitwise Trust Agreement is the Trust’s governing instrument applicable to the Trust and its Shareholders. The terms of the Osprey Trust Agreement are substantially similar to the terms of Bitwise Trust Agreement. Consequently, the instruments that govern the rights of the Trust Shareholders with respect to their Shares will not be materially different from those that govern the rights of the Osprey Fund’s Unitholders with respect to their Units.

Q:	Is there anything that the Osprey Fund’s shareholders need to do now?
A:	No. Since Osprey entered into and adopted both the APA and the Plan of Dissolution and on behalf of the Osprey Fund, there is no action for the Osprey Fund’s Unitholders to take. However, the Osprey Fund’s Unitholders should carefully read the prospectus, which contains important information about the Covered Transactions, the Trust and Bitwise.

Q:	What happens if the Asset Purchase is not consummated?
A:	It is anticipated that if the Asset Purchase is not consummated as contemplated by the APA, the Osprey Fund will liquidate and dissolve. Such actions may results in gain or loss to the Osprey Fund Unitholders for federal income tax purposes.

Q:	Who can answer my questions?
A:	Osprey Fund Unitholders please contact Osprey at 914-214-4697. To request additional documents, including copies of the prospectus, please contact us at investors@bitwiseinvestments.com or 1-866-880-7228.

Summary

This is only a summary of the prospectus and, while it contains material information about the Covered Transactions, the Trust and its Shares, it does not contain or summarize all of the information about the Covered Transactions, the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an uppercase “B” is used to describe the software and network system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the cryptocurrency within and native to the Bitcoin network, bitcoin is written with a lower case “b.” This prospectus uses the terms “cryptocurrency” and “digital asset” to describe assets such as bitcoin. For more information on such terms, see the glossary.

Overview of the Trust

The Bitwise Bitcoin ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BITB.” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust holds bitcoin and establish its net asset value (“NAV”) with reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

Bitcoin is a relatively new digital asset with the potential to provide a globally exchangeable unit of value that can be transferred on a peer-to-peer basis. Bitcoin is decentralized, meaning that the supply of bitcoin is not determined by a central government, but rather by software protocols that limit both the total amount of bitcoin that will be produced and the rate at which such bitcoin is released into the network. In addition, the official ledger or record of who owns what bitcoin is not maintained by any central entity, but rather, is maintained by multiple different independent computers and entities simultaneously. Bitcoin have certain features associated with several types of assets, most notably commodities and currencies. U.S. regulators have made limited pronouncements regarding the treatment of bitcoin and the Bitcoin network under federal and state laws; however, the Sponsor believes that, on balance, the important features of bitcoin and other digital assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. This interpretation is supported by regulatory actions and court determinations that regard bitcoin as a commodity under the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”) and the Commodity Futures Trading Commission (“CFTC”) regulations thereunder. In addition, the Sponsor is not aware of any current U.S. court or regulatory interpretation that regards bitcoin as either legal tender – although it may be used as a medium of exchange or form of money – or a security. It is not known whether all U.S. or foreign regulators or courts will share this view, adopt a single, different view or espouse a variety of differing views.

As bitcoin remains a relatively new asset, buying, holding and selling bitcoin is very different than buying, holding and selling more conventional investments like stocks and bonds or other physical commodities. For example, bitcoin generally may be acquired through the process of “mining,” purchased or received as consideration in a private transaction, or purchased on a digital asset trading platform. Private transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the bitcoin. Meanwhile there are also currently over 200 digital asset trading platforms from which to choose, the quality and regulation of which varies significantly. Purchasing bitcoin on a trading platform generally requires choosing a platform, opening an account, and transferring money or a different digital asset to the trading platform in order to purchase the bitcoin. Some trading platforms have been “hacked,” resulting in significant losses to the platform or its users.

The Trust provides direct exposure to the value of bitcoin held by the Trust with Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Bitcoin Custodian”). The Bitcoin Custodian is chartered as a New York State limited liability trust company that provides custody services for digital assets. The Bitcoin Custodian is not Federal Deposit Insurance Corporation (“FDIC”)-insured but carries insurance provided by private insurance carriers. The net assets of the Trust and its Shares are valued on a daily basis with reference to the BRRNY, a standardized reference rate published by CF Benchmarks Ltd. (the “Benchmark Provider”) that is designed to reflect the performance of bitcoin in U.S. dollars. The BRRNY is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major bitcoin trading platforms (“Constituent Platforms”). The BRRNY currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same six Constituent Platforms, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the BRRNY is calculated as of 4:00 p.m. Eastern time (“ET”), whereas the BRR is calculated as of 4:00 p.m. London time.

The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding bitcoin directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly.

The Covered Transactions

Description of the Covered Transactions

On the Closing Date, pursuant to an Asset Purchase and Contribution Agreement (the “APA”) among the Osprey Fund, Osprey, the Trust and Bitwise, all of the bitcoin owned by the Osprey Fund will be contributed to the Trust, and the Trust will issue an amount of Shares equal to the product of the aggregate value of the Acquired Bitcoin as determined by reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”) on the business day prior to the Closing Date multiplied by the number of Acquired Bitcoin, divided by the net asset value per Share on the business day prior to the Closing Date (the “Consideration Shares”). The Consideration Shares will be deposited with the brokerage designated by Osprey.

Following the closing of the Asset Purchase, pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund, the Osprey Fund will distribute the Consideration Shares held by the Osprey Fund to its Unitholders on a pro-rata basis (the “Pre-Liquidation Distribution”). Thereafter, the Osprey Fund will wind-up its affairs and liquidate. After paying creditors of the Osprey Fund and making provisions for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to each Unitholder their pro rata portion of any remaining assets held by the Osprey Fund (the “Final Liquidating Distribution”, and collectively with the Pre-Liquidation Distribution, the “Liquidating Distributions”) The Liquidating Distributions and the Asset Purchase are referred to collectively herein as the “Covered Transactions”.

After the Pre-Liquidation Distribution, each Unitholder will become a beneficial owner of the Trust, which trades on the NYSE Arca under the ticker symbol “BITB” (CUSIP No.: 09174C104). It is expected that shortly after the Liquidating Distributions, the Osprey Fund will terminate and all outstanding Units will be cancelled.

Background of the Covered Transactions

On March 5, 2024, the Osprey Fund announced that it was aware the Units were trading at a discount to the value of its underlying bitcoin and was exploring strategic alternatives to maximize Unitholder value. As part of that process, Osprey stated its intention to consider a wide range of options, including a transaction with an existing exchange traded product that invests in bitcoin. The Osprey Fund also announced that if a strategic transaction was not identified, Osprey intended to liquidate and dissolve the Osprey Fund within 180 days of the announcement.

On the same day, the Osprey Fund filed a Form 15 with the SEC to terminate its registration under Section 12(g) of the 1934 Act. Such termination became effective on June 3, 2024. Upon filing of the Form 15, the Osprey Fund’s obligation to file reports under Section 13(a) of the 1934 Act terminated, including the obligation to file Forms 10-K, 10-Q, and 8-K. Units of the Trust remained quoted on the OTCQX and subject to the OTCQX alternative reporting standard.

Following the March 5, 2024 announcement, Osprey began contacting potential counterparties, including Bitwise, to solicit interest in participating in a transaction of the type described in the announcement. Bitwise indicated its preliminary interest in causing the Trust to enter into such a transaction, subject to the negotiation and execution of a definitive agreement satisfactory to all parties.

On May 31, 2024, Osprey held a telephonic meeting with Bitwise and Morgan, Lewis & Bockius LLP  (“Morgan Lewis”), legal counsel to Osprey, to discuss a potential sale of the Osprey Fund to the Trust. In June 2024, Bitwise and Osprey informally reached an agreement on the structure of a proposed transaction. Such a transaction was to be in the form of an asset purchase of the Osprey Fund’s bitcoin in exchange for Shares of the Trust that had been registered under the 1933 Act on an appropriate registration statement. While the parties considered other forms of transactions, including a private placement of the Shares followed by either the resales by Unitholders pursuant to Rule 144 under the 1933 Act or the filing of a registration statement covering the resale of the Shares received in the Transaction, Bitwise and Osprey determined that the agreed upon structure was the most efficient means of delivering freely tradable Shares to Unitholders without any intervening gaps in liquidity of the Unitholders’ ownership interests. Further, the parties agreed that in connection with the asset purchase, the Osprey Fund would dissolve and liquidate, which would serve to make the transaction tax-free under the Code. For Bitwise, the proposed transaction would expand its position as a premier crypto asset manager, while the Trust would benefit from additional economies of scale from the additional bitcoin assets received in the transaction.

On July 2, 2024, Bitwise delivered to Osprey an initial draft of the APA. Over the next several weeks, the parties, together with their respective legal and tax advisors, negotiated the APA and prepared the ancillary documents, including Osprey’s Plan of Liquidation and Dissolution. On July 18, 2024, Osprey delivered a revised draft of the APA to Bitwise. On August 2, 2024 and August 15, 2024, representatives of each of Osprey, Morgan Lewis, Bitwise and Chapman and Cutler LLP (“Chapman”), legal counsel to Bitwise, met telephonically to discuss finalizing the APA. Between August 2, 2024 and August 26, 2024, representatives of each of Osprey, Morgan Lewis, Bitwise and Chapman met telephonically and exchanged numerous emails to finalize the remaining open items related to the APA, including Osprey’s Plan of Liquidation and Dissolution, and other related matters. On August 26, 2024, Osprey, the Osprey Fund, Bitwise and the Trust executed the APA. On August 27, 2024, Osprey and Bitwise jointly announced the entering into of the APA and their intention to close the transactions contemplated thereby by the end of 2024.

Comparison of Investment Objective and Strategy

The Osprey Fund’s investment objective is for its Units to reflect the performance of bitcoin by reference to the Coin Metrics CMBI Bitcoin Index provided by Coin Metrics Inc, less the Osprey Fund’s expenses and other liabilities. The Trust seeks to track the value of bitcoin by refence to the BRRNY.

While the Trust and the Osprey Fund have substantially similar investment objectives and investment strategy, there are differences between the investment restrictions and investment risks.

For example, the Trust is an exchange-traded product that lists its Shares on the NYSE Arca, Inc. The Trust creates or redeems its Shares in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin attributed to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket. The Trust only creates and redeems Baskets with Authorized Participants and investors who decide to buy or sell Shares of the Trust will place orders through their brokers. Finally, the Trust pays its Sponsor a unitary management fee of 0.20% per annum of the Trust’s bitcoin holdings.

The Osprey Fund privately offered its Units under Regulation D under the 1933 Act in June 2020 and November 2020, respectively. It suspended the creations of new Units on November 1, 2021 and does not currently provide for the redemption of Units by Unitholders. The Units are quoted on the OTCQX. Due to the lack of an ongoing redemption program as well as price volatility, low trading volume and closings of Bitcoin exchanges due to fraud, failure, security breaches or otherwise, there is no assurance that the market value of the Units reflect the per Unit value of the Osprey Fund’s bitcoin, less the Osprey Fund’s expenses and other liabilities. The Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit and the Osprey Fund has not met its investment objective to date. Finally, the Osprey Fund pays to Osprey a management fee at an annual rate of 0.49% of the daily net asset value of the Osprey Fund. This management fee accrues daily in bitcoin and is payable, at Osprey’s sole discretion, in bitcoin or in U.S. dollars.

Any other material differences in investment risks between the Trust and the Osprey Fund relate primarily to (1) the Trust being managed by Bitwise whereas the Osprey Fund is managed by Osprey, (2) the Trust will be governed by the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Bitwise Trust Agreement”), and (3) certain service providers (as noted below) that provide third party service arrangements to the Trust will be different from those of the Osprey Fund. Each of these differences is discussed in greater detail in the prospectus.

Service Providers

The Osprey Fund and the Trust have some of the same service providers. Differences in those entities providing sponsorship, administration and accounting, audit, transfer agency, distribution, custody, and Delaware Trustee services to the Osprey Fund and the Trust are as noted in the following table. The following table also notes other differences related to the shares, respectively, of the Osprey Fund and the Trust.

	The Osprey Fund	The Trust
Sponsor	Osprey Funds, LLC	Bitwise Investment Advisers, LLC
Administrator	Theorem Fund Services, LLC	The Bank of New York Mellon
Marketing Agent	None	Foreside Fund Services, LLC
Transfer Agent	Continental Stock Transfer & Trust Company	The Bank of New York Mellon
Auditor	Grant Thornton LLP	KPMG LLP
Bitcoin Custodian	Coinbase Custody Trust Company, LLC	Same
Cash Custodian	Customers Bank	The Bank of New York Mellon
Delaware Trustee	CSC Delaware Trust Company	Same
Ticker Symbol	OBTC	BITB
CUSIP Number	68839C206	09174C104
OTC Market/Primary Listing Exchange	OTCQX	NYSE Arca

Comparison of Fund Expenses

The Osprey Fund pays to Osprey a management fee at an annual rate of 0.49% of the daily net asset value of the Osprey Fund. This management fee accrues daily in bitcoin and is payable, at Osprey’s sole discretion, in bitcoin or in U.S. dollars. Osprey is responsible for the routine operational, administrative and other ordinary fees and expenses of the Osprey Fund; provided, however, that the Osprey Fund is responsible for audit fees, index license fees, aggregate legal fees in excess of $50,000 per annum and the fees of the Osprey Fund’s Custodian and certain extraordinary expenses of the Osprey Fund, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by Osprey or any other service provider on behalf of the Osprey Fund to protect the Osprey Fund or the interest of unitholders, indemnification expenses, fees and expenses related to public quotation on OTCQX.

The Trust pays a unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. The Trust’s administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total bitcoin holdings, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the BRRNY. In exchange for the Sponsor Fee, Bitwise has agreed to assume and pay the normal operating expenses of the Trust, which include the trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses.

Role of the Sponsors in the Covered Transactions

Osprey is not receiving any compensation dependent on the consummation of the Covered Transactions.

Bitwise will not receive any consideration in connection with the Covered Transaction other than any additional Sponsor Fee resulting from the increase in the bitcoin held by the Trust. Bitwise, as sponsor of the Trust, will be responsible for management of the Trust. Bitwise is also responsible for selecting and overseeing the service providers to the Trust and preparing and filing periodic reports on behalf of the Trust with the SEC and provide any required certifications for such reports.

Terms and Conditions to Consummation of the Covered Transactions

With respect to the Covered Transactions, the obligations of the Osprey Fund and the Trust are subject to the following terms and conditions, among others:

●	A registration statement filed by the Trust with the Securities and Exchange Commission in connection with the Trust’s Shares to be issued pursuant to Covered Transactions shall have been declared effective under the Securities Act of 1933.

●	Bitwise and the Trust shall have obtained an order from the SEC pursuant to Section 19(b) of the 1934 Act approving a proposed rule change to the rules of the Exchange to permit the listing and trading of the Shares on the Exchange following the completion of the Covered Transactions.

●	Osprey and the Osprey Fund shall have taken all action necessary to cause the quotation or listing of the shares of the Osprey Fund to have ceased or been delisted on any over-the-counter market.

●	The Osprey Fund shall have adopted a Plan of Dissolution and Liquidation providing for the dissolution and liquidation of the Osprey Fund following the Closing Date.

●	Each of Osprey, the Osprey Fund, Bitwise and the Trust, as applicable, shall have made all filings and delivered all notices to all governmental authorities and other persons necessary in connection with the consummation of the Covered Transactions.

●	All encumbrances on the bitcoin to be acquired by the Trust shall have been released in full and Osprey, on behalf of the Osprey Fund, shall deliver to the Trust written evidence regarding the release of any such encumbrances.

●	Osprey, on behalf of the Osprey Fund and Bitwise, on behalf of the Trust, shall have each delivered an officer’s certificate certifying that all agreements and commitments set forth in the Asset Purchase Agreement have been satisfied.

●	Osprey and the Osprey Fund shall have delivered to Bitwise and the Trust duly executed counterparts to the Asset Purchase Agreement and any accompanying agreements, and Bitwise and the Trust shall have delivered to Osprey and the Osprey Fund duly executed counterparts to the Asset Purchase Agreement and any accompanying agreements.

●	The Osprey Fund shall have received a legal opinion that the consummation of the transactions contemplated by the Covered Transactions will not result in the recognition of gain or loss for federal income tax purposes for the Osprey Fund or its shareholders.

●	The Osprey Fund shall have received a legal opinion as to the Trust’s status as a grantor trust for U.S. federal income tax purposes and that each beneficial owner of Consideration Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Consideration Shares.

●	The Covered Transactions may be terminated at any time prior to the effectuation of the Covered Transactions on the Closing Date by mutual agreement of Osprey, on behalf of the Osprey Fund, and Bitwise, on behalf of the Trust.

Following the closing of the Asset Purchase, there are no conditions to the consummation of the Liquidating Distributions. Osprey will seek to complete the Liquidating Distributions as soon as practicable following the consummation of the Asset Purchase.

Regulatory Approvals

No regulatory approvals are required for the consummation of the Covered Transactions.

No Voting Rights

Unitholders have no right to vote on the Covered Transactions.

Under the Osprey Trust Agreement, Osprey Fund unitholders have no voting rights with respect to the Osprey Fund except as expressly provided in the Osprey Trust Agreement. Section 13.3 of the Osprey Trust Agreement provides that the sponsor may cause (i) the Osprey Fund to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Units of the Osprey Fund to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Units of the Osprey Fund to be exchanged for units in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. Osprey, with written notice to the Unitholders, may approve and effect any of the transactions contemplated under (i) — (iii) above without any vote or other action of the Unitholders.

No Appraisal or Dissenters’ Rights

The Osprey Fund’s shareholders will not be entitled to exercise appraisal or dissenters’ rights under the Delaware Statutory Trust Act in connection with the Covered Transactions.

Osprey Fund shareholders who object to the Covered Transactions or who otherwise do not wish to receive Consideration Shares should, before the Closing Date, sell their Units in the secondary market.

Governing Instruments

Both the Osprey Fund and the Trust are Delaware statutory trusts. The Osprey Trust Agreement is the Osprey Fund’s governing instrument applicable to the Osprey Fund and its Unitholders. The Bitwise Trust Agreement is the Trust’s governing instrument applicable to the Trust and its Shareholders. The terms of the Osprey Trust Agreement are substantially similar to the terms of Bitwise Trust Agreement. Consequently, the instruments that govern the rights of the Trust Shareholders with respect to their Shares will not be materially different from those that govern the rights of the Osprey Fund’s Unitholders with respect to their Units.

Federal Income Tax Consequences

As a condition to the closing of the Asset Purchase, the Osprey Fund will receive a tax opinion from Chapman and Cutler LLP with respect to the Covered Transactions substantially to the effect that for federal income tax purposes:

●	Neither the Osprey Fund (nor upon liquidation of the Osprey Fund, each of its Unitholders) will be required to recognize gain or loss solely by reason of the Covered Transactions;

●	The Trust is not an association taxable as a corporation for federal income tax purposes but will be classified as a grantor trust and will be governed by the provisions of subpart E of Part I of subchapter J (relating to trusts) of chapter 1 of the Code;

●	Subject to the rules of Treas. Reg. § 1.671-5, (i) income of the Trust will be treated as income of each shareholder of the Osprey Fund in proportion to their interest in the Trust after Closing, (ii) an item of the Trust income will have the same character in the hands of a shareholder as it would have if the shareholder directly owned a pro rata portion of the Trust’s assets and, (iii) subject to the rules of Treas. Reg. § 1.671-5, each shareholder will be considered to have received his or her pro rata share of income derived from each Trust asset when such income would be considered to be received by the shareholder if the shareholder directly owned a pro rata portion of the Trust’s assets; and

●	The Osprey Fund (and upon liquidation of the Osprey Fund, each of its Unitholders) will be treated as the owner of a pro rata portion of the Trust’s assets under the grantor trust rules of Sections 671-679 of the Code.

In rendering the opinion, counsel will rely upon, among other things, certain facts and assumptions and certain representations of Osprey and Bitwise. The condition that the Osprey Fund receive such an opinion may not be waived.

No tax ruling has been or will be received from the Internal Revenue Service (“IRS”) in connection with the Covered Transactions. An opinion of counsel is not binding on the IRS or a court, and no assurance can be given that the IRS would not assert, or a court would not sustain, a contrary position.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer network (the “Bitcoin network”) first described in 2008 and launched in 2009. No single entity owns or administers the Bitcoin network, and bitcoin are not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base and developers who donate their time to maintain and improve the network. The Bitcoin network is accessed through software, and software protocols govern the creation, movement, and ownership of bitcoin, as reflected on the distributed ledger of transactions known as the “Bitcoin blockchain.” The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in global trading markets, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the Bitcoin blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin network. This ledger is decentralized, meaning that a copy is stored and updated continuously on the computers of each Bitcoin network node (a node is a computer or other device running a version of the Bitcoin network software that maintains a copy of the Bitcoin blockchain and directly communicates transactions to other nodes on the Bitcoin network). Commentators have identified Bitcoin’s primary innovation as the ability to trust that the Bitcoin blockchain is updated properly for each node without having to trust any single party to ensure the integrity of the ledger or the network. Transaction data is permanently recorded on the Bitcoin blockchain in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions. By operating Bitcoin network software, users agree to and contribute to consensus around such software protocols.

While the Bitcoin network and trading markets for bitcoin are still new, the Sponsor believes that various objective factors indicate that the Bitcoin ecosystem has matured, including, without limitation, the following:

●	increased certainty regarding the regulation of the Bitcoin network and the uses thereof;

●	the launch of futures contracts for bitcoin on major, established and regulated commodity futures exchanges in the United States (“U.S.”);

●	the subsequent growth of significant trading volume in bitcoin futures;

●	increased participation by institutional investors;

●	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage bitcoin price discrepancies that may appear between different trading platforms;

●	the development of a robust bitcoin lending market;

●	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians; and

●	the advent and increasing ubiquity of significant insurance on custodied assets held at third-party custodians.

The Sponsor believes that these factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market (discussed below). For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust holds bitcoin and accrues the Sponsor’s management fee (the “Sponsor Fee”) in U.S. dollars. The Trust values its bitcoin holdings, net assets and the Shares daily based on the BRRNY. The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objective. Bitcoin will be the only digital asset held by the Trust.

Although the Shares are not the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain bitcoin exposure through the securities market.

When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000) (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of U.S. dollars needed to purchase the Basket Amount (plus a per order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall arrange for the Basket Amount to be sold and the cash proceeds (minus a per order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 10,000. Fractions of a bitcoin smaller than a satoshi (0.00000001 bitcoin) are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

Purchases and Sales of Bitcoin

Because the Trust conducts creations and redemptions of Shares for cash, it is responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Trust may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. The Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin at a price as close to the BRRNY as practical. Such purchase and sale transactions may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; or the (ii) “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of bitcoin and will only utilize the Agent Execution Model in the event that no Bitcoin Trading Counterparty is willing or able to effectuate the Trust’s purchase or sale of bitcoin.

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a “Bitcoin Trading Counterparty”). There is no contractual relationship between the Trust, the Sponsor or the Bitcoin Trading Counterparties and all transactions are done on an arms-length basis.

Under the Agent Execution Model, Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Bitcoin Custodian), acting in an agency capacity, conducts bitcoin purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to an agreement (the “Prime Execution Agreement.”) To utilize the Agent Execution Model, the Trust may maintain some bitcoin or cash in a trading account (the “Trading Balance”) with the Prime Execution Agent. To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”).

The CME CF Bitcoin Reference Rate – New York Variant

The BRRNY was designed to provide a daily, 4:00 p.m. New York time reference rate of the U.S. dollar price of one bitcoin that may be used to develop financial products. The BRRNY uses the same methodology as the BRR, which was designed by the CME Group and CF Benchmarks Ltd. to facilitate the cash settlement of Bitcoin Futures traded on the Chicago Mercantile Exchange (“CME”). The only material difference between the BRRNY and BRR is that the BRR measures the U.S. dollar price of one bitcoin as of 4:00 p.m. London time and the BRRNY measure the U.S. dollar price of one bitcoin as of 4:00 pm Eastern time. The CME Group also publishes the CME CF Bitcoin Real Time Index (the “CME Bitcoin Real Time Price”), which is a continuous measure of the U.S. dollar price of one bitcoin calculated once per second. Each of the BRRNY, BRR and the CME Bitcoin Real Time Price are representative of the bitcoin trading activity on the Constituent Platforms, which include, as of the date of this prospectus, Bitstamp, Coinbase, Gemini, itBit, LMAX and Kraken. For more information on the BRRNY, BRR and CME Bitcoin Real Time Price, see “The Trust and Bitcoin Prices” below.

The Trust uses the BRRNY to calculate its daily NAV and utilizes the CME Bitcoin Real Time Price to calculate an Indicative Trust Value (“ITV”). The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME Bitcoin Real Time Price. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. New York time.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 27, 2023. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement, dated as of January 5, 2024, between the Trust and the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of an Exchange, shareholders of the Trust (“Shareholders”) do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor develops a marketing plan for the Trust, prepares marketing materials regarding the Shares, and operates the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Bitcoin Custodian pursuant to an agreement between it and the Trust (the “Bitcoin Custody Agreement”). The Bitcoin Custodian is a fiduciary under § 100 of the New York Banking Law. Under the Bitcoin Custody Agreement, the Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor. The Bitcoin Custodian has responsibility for opening a special account that holds the Trust’s bitcoin (the “Trust Bitcoin Account”) and implementing the controls designed by the Sponsor for the account, as well as facilitating the transfer of bitcoin required for the operation of the Trust. The Bitcoin Custodian will also enter into an agreement with the Sponsor to open a custody account to receive payment of the Sponsor Fee (the “Sponsor Bitcoin Account”).

The Bitcoin Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Bitcoin Custodian has among the longest track records in the industry of providing custodial services for digital asset private keys. The Sponsor believes that the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust Bitcoin Account and Sponsor Bitcoin Account are segregated accounts and are therefore not commingled with corporate or other customer assets.

The Cash Custodian

The Bank of New York Mellon also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian for the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Financial Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Except for the specific, limited circumstance and time in which the Trust is using the Agent Execution Model, the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. During the specific, limited circumstance and time when the Trust is using the Agent Execution Model, the Trust’s bitcoin may be subject to a lien to secure outstanding Trade Credits in favor the Trade Credit Lender, as is discussed in further detail below.

The Trust’s Fees and Expenses

The Trust pays the unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. For a 6-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor has agreed to waive the entire Sponsor Fee on the first $1 billion of Trust assets.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee is accrued daily and is payable in bitcoin monthly in arrears. The Administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total bitcoin holdings, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the BRRNY.

The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of bitcoin will be transferred from the Trust Bitcoin Account to the Sponsor Bitcoin Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the BRRNY on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), Exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum. The Sponsor has also assumed the costs of the Trust’s organization.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Administrator and/or the Sponsor will direct the Bitcoin Custodian to transfer bitcoin from the Trust Bitcoin Account to the Sponsor Bitcoin Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s bitcoin as necessary to pay such expenses.

Custody of the Trust’s Assets

The Trust’s Bitcoin Custodian maintains custody of all of the Trust’s bitcoin, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Bitcoin Custodian), in the Trust Bitcoin Account. The Trading Balance is only used in the limited circumstances in which the Trust is using the Agent Execution Model to effectuate the purchases and sales of bitcoin. The Bitcoin Custodian provides safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Bitcoin Custodian. However, the Bitcoin Custodian is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) and, therefore, deposits held with or assets held by the Bitcoin Custodian are not FDIC-insured. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. The Bitcoin Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust.

The bitcoin in the Trust Bitcoin Account may be held across multiple wallets, any of which feature the following safety and security measures to be implemented by the Bitcoin Custodian:

●	Cold Storage: Cold storage in the context of bitcoin means keeping the reserve of bitcoin offline, which is a widely-used security precaution, especially when dealing with large amount of bitcoin. Bitcoin held under custodianship with the Bitcoin Custodian is kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access bitcoin, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the bitcoin being stolen. The Sponsor expects that all of the Trust’s bitcoin will be held in cold storage of the Bitcoin Custodian on an ongoing basis. In connection with creations or redemptions, the Trust, under most circumstances, processes redemptions by selling bitcoin from the portion of its bitcoin held in cold storage.

●	Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Bitcoin Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Bitcoin Custodian’s private keys.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The Bitcoin Custodian’s platform supports pre-approval and test transactions. The Bitcoin Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Bitcoin Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of bitcoin within Bitcoin Custodian-controlled bitcoin wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Bitcoin Custody Agreement, bitcoin held in custody with the Bitcoin Custodian is segregated from both the proprietary property of the Bitcoin Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

Under the rare and limited circumstances when the Trust is utilizing the Agent Execution Model to acquire bitcoin, a portion of the Trust’s bitcoin holdings and cash holdings may be held with the Prime Execution Agent in the Trading Balance. The Trust only utilizes the Agent Execution Model when the Trust-Directed Trading Model is unavailable. Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoins (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Trust relies on the Cash Custodian to hold any cash related to the creation and redemption of Shares, purchase or sale of bitcoin or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent facilitates the settlement of Shares in response to the placement of purchase and redemption orders from Authorized Participants.

Plan of Distribution

On the Closing Date, pursuant to an Asset Purchase and Contribution Agreement (the “APA”) among the Osprey Fund, Osprey, the Trust and Bitwise, all of the bitcoin owned by the Osprey Fund will be contributed to the Trust, and the Trust will issue an amount of Shares equal to the product of the aggregate value of the Acquired Bitcoin as determined by reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”) on the business day prior to the Closing Date multiplied by the number of Acquired Bitcoin, divided by the net asset value per Share on the business day prior to the Closing Date (the “Consideration Shares”). The Consideration Shares will be deposited with the brokerage designated by Osprey.

Following the closing of the Asset Purchase, pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund, the Osprey Fund will distribute the Consideration Shares held by the Osprey Fund to its Unitholders on a pro-rata basis (the “Pre-Liquidation Distribution”). Thereafter, the Osprey Fund will wind-up its affairs and liquidate. After paying creditors of the Osprey Fund and making provisions for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to each Unitholder their pro rata portion of any remaining assets held by the Osprey Fund (the “Final Liquidating Distribution”, and collectively with the Pre-Liquidation Distribution, the “Liquidating Distributions”) The Liquidating Distributions and the Asset Purchase are referred to collectively herein as the “Covered Transactions”.

After the Pre-Liquidation Distribution, each Unitholder will become a beneficial owner of the Trust, which trades on the NYSE Arca under the ticker symbol “BITB” (CUSIP No.: 09174C104). It is expected that shortly after the Liquidating Distributions, the Osprey Fund will terminate and all outstanding Units will be cancelled.

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes under current IRS guidance using bitcoin to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

The only proceeds to the Trust from the Covered Transactions will be bitcoin. The Trust holds the bitcoin and will only sell or transfer the bitcoin in order to (i) pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor, (ii) distribute to Authorized Participant in connection with redemptions of Baskets, or (iii) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s bitcoin will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute bitcoin to Shareholders.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as means of investing indirectly in bitcoin. Because the value of the Shares is correlated with the value of the bitcoin held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

Bitcoin is a relatively new technological innovation with a limited history. There is no assurance that usage of the Bitcoin network or bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin markets have a limited history, bitcoin trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of bitcoin and the Bitcoin network continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin. Disruptions at digital asset trading platforms could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin and, therefore, their ability to create and redeem Shares.

Custody of digital assets such as bitcoin include unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on the Bitcoin network generally may not be reversed or corrected, meaning that errors in transactions from the Trust Bitcoin Account could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the BRRNY because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a U.S. dollar value that differs from the market price of the Shares.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associate with the Covered Transactions

The proposed Covered Transactions may be delayed or not occur at all for a variety of reasons, some of which are outside of Bitwise’s or Osprey’s control.

Completion of the Asset Purchase is subject to customary closing conditions, some of which are beyond either Bitwise’s or Osprey’s control. In addition, the obligation of each party to consummate the Asset Purchase is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain materiality exceptions), and material compliance by the other party with its covenants under the APA. Therefore, the ability to consummate the Covered Transactions is dependent on a variety of factors and may not be completed or may not be completed as timely as expected.

Failure to complete the Covered Transactions could adversely affect the Osprey Fund’s business and the market price of the Units in a number of ways, including that the market price of Units may decline to the extent that the current market price reflects an assumption that the Covered Transactions will be consummated. Osprey has expressed its intention to dissolve and liquidate the Osprey Fund should the Covered Transactions not be consummated. Such dissolution and liquidation may result in gain or loss to Unitholders for federal income tax purposes.

The Asset Purchase is contingent on an order from SEC to allow for the listing and trading of the Shares following the Asset Purchase.

The closing of the Asset Purchase is subject to a variety of conditions, including the condition that the Exchange receives an order from the SEC which allows for the continued listing and trading of the Shares on the Exchange following the Asset Purchase. There can be no guarantee that such an order will be granted. In the event the order cannot be obtained within the timeframes contemplated in the APA, and assuming no extension thereof, the APA will terminate without the Covered Transactions being consummated.

Unitholders of the Osprey Fund will have no opportunity to vote on or consent to the Covered Transactions.

Under the Osprey Trust Agreement, Unitholders have no right to vote on or consent to the Covered Transactions. The Covered Transactions, if completed, may be conducted without any further action by any individual Unitholder or the Unitholders as a whole. Accordingly, neither the Osprey Trust Agreement nor Delaware law provides any “dissenter’s rights” or similar mechanisms to opt out of participation in the Covered Transactions. Unitholders who do not want to receive Consideration Shares should consider selling their Units prior to the delisting of the Units on the OTCQX.

The Consideration Shares to be received by the Osprey Fund’s Unitholders as a result of the Covered Transactions will have different rights from the Units.

Following completion of the Covered Transactions, the Unitholders will no longer be unitholders of the Osprey Fund but will instead be Shareholders of the Trust. There will be important differences between Unitholder’s current rights and their rights as Shareholders of the Trust.

There is no guarantee that the Covered Transactions will put a Unitholder in a better future economic position.

Bitwise can give no assurance as to the price at which any Unitholder may be able to sell its Consideration Shares received pursuant to the Covered Transactions. Certain events following consummation of the Covered Transactions may result in a lower Share price. Holders of Consideration Shares will be subject to all the risks experienced by Shareholders described elsewhere in this prospectus.

Risks Associated with Bitcoin and the Bitcoin Network

The further development and acceptance of the Bitcoin network and other digital asset networks, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin network, include:

●	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;

●	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not employ any strategy relating to the development of the Bitcoin network. Furthermore, the Sponsor cannot be certain as to the impact of the listing of the Trust and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin network. A decline in the popularity or acceptance of the Bitcoin network may harm the price of the Shares. There is no assurance that the Bitcoin network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

Bitcoin is a technological innovation with a limited operating history, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

The value of the Shares is directly related to the value of bitcoin held by the Trust. Bitcoin has a limited history of operations. The Bitcoin network launched in 2009 and priced transactions in bitcoin began in approximately 2011. As a result, there is a limited performance record for the price of bitcoin on the bitcoin market that can provide an adequate basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin markets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The price of bitcoin has fluctuated significantly. Several factors may impact the price of bitcoin, including, but not limited to the following:

●	Global bitcoin demand, which is influenced numerous factors including the growth of retail merchants’ and commercial businesses’ acceptance of bitcoin as payment, the security of digital asset trading platforms and public Bitcoin addresses that hold bitcoin, the perception that the use and holding of bitcoin is safe and secure, the lack of regulatory restrictions on their use, and the reputation regarding the use of bitcoin for illicit purposes;

●	Global bitcoin supply, which is influenced by the total bitcoin in existence and similar factors as global bitcoin demand, in addition to fiat currency needs by miners and taxpayers who may liquidate bitcoin holdings to meet tax obligations;

●	Investors’ expectations with respect to the rate of inflation of fiat currencies;

●	Interest rates;

●	Currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies;

●	Interruptions in service from, theft at or failures of the digital asset trading platforms, digital asset custodians and other digital asset service providers;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoin;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that restrict the use of bitcoin or the Bitcoin network;

●	The availability of companies providing bitcoin-related services;

●	The maintenance and development of the open-source software protocol of the Bitcoin network;

●	Contentious hard forks of the Bitcoin network;

●	Increased competition from other forms of digital assets or means of payments;

●	Global or regional political, economic or financial events and situations, including, without limitation, major market disruptions in equity or commodity markets;

●	Expectations among Bitcoin economy participants that the value of bitcoin will soon change; and

●	Fees, including miners’ fees, associated with processing bitcoin transactions.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future or that the acceptance of bitcoin for payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The price of Bitcoin has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility. Over the past ten years (using data ending November 20, 2023), bitcoin has exhibited a historical annualized volatility of 75.20% and maximum annual price decrease of -83.28%

Bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Bitcoin price volatility may be influenced by, among other things, trading activity on and the closing of digital asset trading platforms (including those featuring leveraged trading) due to fraud, failure, security breaches or otherwise. Bitcoin price volatility may also be influenced by momentum pricing, which typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating the price of bitcoin and making it more volatile. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation (including, without limitation, the tax treatment of bitcoin transactions) and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin network’s operations, individual digital asset trading platforms and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin, which may have a negative impact on the performance of the Trust.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, recently, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, and the stablecoin TerraUSD collapsed, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). The SEC also brought charges against Genesis and Gemini Trust Company, LLC on January 12, 2023, for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis and numerous affiliates of Genesis, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

In addition, regulatory and enforcement scrutiny of digital assets has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC's action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC's denial of the Grayscale Bitcoin Trust's listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC's approval of two similar bitcoin futures-based ETPs. In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The platforms on which users trade bitcoin are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the U.S., digital asset trading platforms are not regulated in ways similar to national securities exchanges and other highly-regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at digital asset trading platforms makes them appealing targets for hackers and a number of digital asset trading platforms have been victims of cybercrimes. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No digital asset trading platform is immune from these risks. While the Trust itself does not buy or sell bitcoin on digital asset trading platforms, the loss of confidence in digital asset trading platforms and in the bitcoin market overall can reduce the mass adoption of bitcoin. Further, the failure of the bitcoin market, major digital asset trading platforms or any other major component of the overall bitcoin ecosystem can have an adverse effect on the liquidity and price of bitcoin and could therefore have a negative impact on the performance of the Trust.

A decline in the adoption of bitcoin and the Bitcoin network could negatively impact the performance of the Trust.

Bitcoin’s adoption has been increasing since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad, and is gaining widespread use as a non-sovereign store of value for investors. Adoption, however, has been limited in some respects when compared with the increase in the price of bitcoin. The continued adoption of bitcoin will require growth in its usage and in the usage of the Bitcoin network for various applications, as well as an accommodating regulatory environment, including with respect to the tax treatment of transactions denominated in bitcoin. In addition, alternative forms of digital assets and innovations in legacy payments systems may reduce use of the Bitcoin network and demand for bitcoin. A lack of expansion in usage of bitcoin and the Bitcoin network could adversely affect the market for bitcoin and may have a negative impact on an investment in the Shares. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

The open-source and decentralized nature of Bitcoin network development reduces certainty in the development of Bitcoin network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin network could negatively impact the performance of the Trust.

The Bitcoin network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin network protocols and various software implementations thereof, often on the Bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin network community has failed to achieve consensus around the scaling of the Bitcoin network to increase transaction throughput and reduce Bitcoin blockchain bloat. In 2017, the scaling debate resulted in a material, contentious “hard fork” (as described below) and a variety of proposals for upgrades to the Bitcoin network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Shares. Moreover, functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if another digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin network protocols that have an adverse impact on the Trust or an investment in the Shares.

A disruption of the Internet may affect the operation of the Bitcoin network, which may adversely affect the digital asset industry and an investment in the Trust.

The Bitcoin network relies on the Internet. A significant disruption of Internet connectivity could disrupt the Bitcoin network’s functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Bitcoin network, participants may lose faith in the security of Bitcoin, which could affect bitcoin’s value and consequently the value of the Shares.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of an investment in the Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” As of the date of this prospectus, the Bitcoin network creates 3.125 bitcoin with each block added to the Bitcoin blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Bitcoin blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the Bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of “hashrate” being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin network may experience a temporary slowdown and the overall security of the Bitcoin network against a 51% attack (as described below) may be reduced.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Trust’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian, and the transfer of bitcoin to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Bitcoin Custodian to safeguard the Trust’s bitcoin holdings. If the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network having the broadest adoption and the estimated value of existing bitcoin is greater than the aggregate value of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin blockchain than any other digital asset network. Having a large mining network provides users greater confidence in the security and long-term stability of the Bitcoin network. This greater security may create a snowball effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital assets and digital asset networks could become more widely accepted and used than the Bitcoin network. In addition, central bank digital currencies may be attractive to some users due to lesser perceived volatility, greater trustworthiness and/or any applicable federal insurance.

For example, the Bitcoin network relies on a distributed group of core developers to propose upgrades to the Bitcoin software and protocols. Some proposed upgrades that might result in a “hard fork” of the Bitcoin network require overwhelming consensus and upgrade acceptance in order to deploy successfully. As a result, changes in the Bitcoin software have been conservative or slow to gain traction. For example, a delay in the integration of protocol upgrades that might facilitate the use of more complex “smart contract” programming language in Bitcoin led to certain developers launching the newer Ethereum virtual machine network in 2015. Similarly, a delay in the integration and inability to reach consensus on scaling solutions led to several hard forks of digital asset networks that had greater block sizes on their blockchains (e.g., Bitcoin Cash in 2017). While projects such as Rootstock and Blockstream have sought to augment the slow pace of core software upgrades with “second-layer” or “side-chain” solutions for the Bitcoin network, digital asset networks with features that are differentiated from Bitcoin may attract developers, investors and users, which may have a negative impact on an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust and Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know-your-customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, Bitcoin Trading Counterparties, Prime Execution Agent and Bitcoin Custodian. The Prime Execution Agent and Bitcoin Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Bitcoin Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Trust will not hold any bitcoin except those that have been delivered by approved Bitcoin Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating bitcoin deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Prime Execution Agent and Bitcoin Custodian perform screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Bitcoin Custodian’s and Prime Execution Agent’s blockchain analytics screening program, any bitcoin that is delivered to the Trust Bitcoin Account or the Trust’s Trading Balance will undergo screening designed to assess whether the origins of that bitcoin are illicit.

The Prime Execution Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a bitcoin transaction deposited by an Authorized Participant and such screening results in the bitcoin transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, will (a) block or reject the deposit of such bitcoin into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Execution Agent and the Trust’s account(s) involves such bitcoin, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the bitcoin identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Trust. Moreover, the Prime Execution Agreement and Bitcoin Custody Agreement require the Trust to attest that it has performed its own due diligence on the Bitcoin Trading Counterparties it has contracted with to source bitcoin from and has confirmed that the Bitcoin Trading Counterparties have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Sponsor arranges for such diligence to be performed, including by the Trust’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Bitcoin Trading Counterparties represent to the Sponsor that they conduct due diligence on their own counterparties from whom they source the bitcoin they deposit with the Trust, and that they have formed a reasonable belief that such bitcoin being transferred by the Bitcoin Trading Counterparty to the Trust were not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Bitcoin Trading Counterparties may not conduct sufficient due diligence processes on the sources of their bitcoin or that their representations to the Sponsor may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Bitcoin Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, under the Prime Execution Agreement and Bitcoin Custody Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Environmental concerns could slow or curtail the supply of bitcoin or the acceptance of bitcoin in payment.

Mining for the Bitcoin network is an energy-consuming process involving the use of many thousands of high-powered purpose-built computers. Estimates and data vary widely, but several surveys have compared the bitcoin mining community’s energy consumption to that of several small countries. In addition, bitcoin mining also generates electronic waste, as existing computer chips become obsolete ever more quickly and are discarded as they are replaced with faster models. Increased awareness of these issues has led some companies, notably Tesla and Greenpeace, to refuse acceptance of bitcoin in payment. Certain localities, such as China, have recently banned mining altogether, while others seek to halt mining temporarily until environmental impact studies can be conducted. These concerns could result in increased mining bans, as well as a slowing or decrease in bitcoin payment acceptance, affecting both the supply of, and demand for, bitcoin.

The Bitcoin network requires significant electricity to mine and it is possible that certain jurisdictions will implement regulations regarding the energy consumption of the Bitcoin network, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network.

In addition to financial regulation, concerns have been raised about the electricity required to secure and maintain the Bitcoin network. The “proof of work” validation mechanism used to verify transactions on the Bitcoin network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin network’s total energy consumption, including the costs of cooling the machines that perform these calculations. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such as proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

A temporary or permanent “fork” of the Bitcoin blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. Bitcoin software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push” out mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin network and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the Bitcoin blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin tokens lacking interchangeability across the respective networks. A party owning bitcoin at the time of the fork would hold equal amounts of both bitcoin and the alternative forked digital asset (a “Forked Asset”).

Forks have occurred already to the Bitcoin network, including a fork in August 2017 relating to a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new Forked Asset (bitcoin cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ether Classic, or ETC. Both ether and ether classic are traded on trading platforms and the Ethereum and Ethereum Classic networks feature independent development communities.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

The Trust has adopted procedures to address situations involving a fork that result in the creation of Forked Assets that the Trust has a right to claim. Typically, the holder of bitcoin has no discretion with respect to a hard fork; it merely has the right to claim the Forked Asset on a pro rata basis while it continues to hold the same number of bitcoin. Pursuant to the Trust Agreement and Sponsor Agreement, Forked Assets and other Incidental Rights and IR Assets (as defined and discussed in greater detail below) do not constitute property of the Trust, as the Trust has disclaimed ownership of such assets in favor of the Sponsor. Accordingly, the Trust will take no affirmative action to claim the Forked Asset. The Trust Agreement stipulates that, if the Trust nonetheless comes into possession of a Forked Asset, (i) the Sponsor will promptly make a good faith determination (x) as to which digital asset network is regarded by the community as the Bitcoin network and which is the “forked” network and (y) that the Trust shall as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. See: “Shareholders may not receive the benefits of any forks or “airdrops,” below.

A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, security vendors and the Benchmark Provider on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Bitcoin network, the Bitcoin Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s bitcoin holdings.

In the event of a hard fork of the Bitcoin network, the Bitcoin Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin on the Bitcoin Custodian’s platform. Such a delay may be intended to permit the Bitcoin Custodian to assess the resulting versions of the Bitcoin network, to determine how best to securely “split” the bitcoin from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Bitcoin Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Bitcoin Custodian’s operations are halted.

In addition, any losses experienced by the Bitcoin Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including bitcoin, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network, but have also occurred (and may continue to occur) on the Bitcoin network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin or to particular public addresses on the Bitcoin network. Or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. As such, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisors, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to custody the Incidental Right or IR Asset;

●	the costs or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such costs or burden exceed the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Rights or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Bitcoin network (other than bitcoin), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this prospectus is a part and approval of an application by the Exchange to amend its listing rules.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Bitcoin blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transaction recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

Transaction fees on the Bitcoin network have fluctuated over time. Over the past 10 years, using data ending November 20, 2023, the average fee per transaction has been $2.62, while the highest and lowest fee per transaction have been $60.95 and $0.02, respectively. High fees may discourage users from undertaking transactions, thus reducing the attractiveness of the Bitcoin network. Any extended period with high network transaction fees may therefore adversely impact an investment in the Shares.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Shares or the ability of the Trust to operate.

If the number of outstanding transactions yet to be recorded in the Bitcoin blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin network. An extended period of large numbers of transaction in the mempool could result from high levels of use of the Bitcoin network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transaction in the mempool may adversely impact an investment in the Shares or the ability of the Trust to operate.

Additionally, the reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In April 2024, the block reward was reduced from 6.25 to 3.125 bitcoin, and will further be reduced by half approximately every four years (e.g., to 1.5625 bitcoin in 2028). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Bitcoin blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin network or expose the Bitcoin network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin network, reducing the confidence in and security of the Bitcoin blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin network may adversely impact an investment in the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Bitcoin blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset trading platforms to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power on the Bitcoin network in this manner will remain heightened.

Risks Associated with the Market for Bitcoin

The digital asset trading platforms on which bitcoin trades are relatively new and largely unregulated.

Digital asset markets, including for bitcoin, are growing rapidly. The digital asset trading platforms through which bitcoin and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which bitcoin trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Further, digital asset trading platform failures or that of any other major component of the overall bitcoin ecosystem can have an adverse effect on bitcoin markets and the price of bitcoin and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of bitcoin trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in bitcoin generally and result in greater volatility in the market price of bitcoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a bitcoin trading platforms may impact the Trust’s ability to determine the value of its bitcoin holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at bitcoin trading platforms makes them appealing targets for hackers and a number of bitcoin trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset trading platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at bitcoin trading platforms.

Over the past several years, a number of bitcoin trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such bitcoin trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX, and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in bitcoin, may adversely impact pricing trends in bitcoin markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

To the extent that wash trading either occurs or appears to occur on trading platforms on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Momentum pricing.

The market value of bitcoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Trust.

The value of a bitcoin as represented by the BRRNY may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, bitcoin is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin, either globally or locally. Large-scale sales of bitcoin would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of bitcoin is pseudonymous, and the supply of accessible bitcoin is unknown. Entities with substantial holdings in bitcoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of bitcoin and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early bitcoin adopters hold a significant proportion of the bitcoin that has been created to date. There are no regulations in place that would prevent a large holder of bitcoin from selling bitcoin it holds. To the extent such large holders of bitcoin engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect an investment in the Shares. For example, in March 2018, it was reported that the trustee overseeing the bankruptcy of the Mt. Gox exchange had sold roughly $400 million worth of bitcoin and bitcoin cash belonging to the Mt. Gox bankruptcy estate. While the trustee has publicly stated that the sale was conducted in a manner that would avoid affecting the market price, others have speculated that corresponding reductions in the trading price of bitcoin were a result of these large sales. A significant quantity of bitcoin and bitcoin cash remain in the Mt. Gox bankruptcy estate, and the process for selling the estate’s remaining bitcoin and bitcoin cash has not yet been determined. Further large-scale sales or distributions, either by the Mt. Gox bankruptcy estate or other entities with substantial holdings, could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

Risks Associated with the BRRNY, BRR and CME Bitcoin Real Time Price

The BRRNY, BRR and CME Bitcoin Real Time Price each have a limited history.

The BRRNY, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016, and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The BRRNY and the BRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess BRRNY’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the BRRNY, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the BRRNY will appropriately track the price of bitcoin in the future. Neither the CME Group nor the Benchmark Provider has any obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the BRRNY or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

Although the BRRNY is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the BRRNY price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the BRRNY provides a U.S. dollar-denominated price of bitcoin based on the volume-weighted price of a bitcoin the certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the value of a bitcoin as represented by the BRRNY. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the BRRNY price. To the extent the BRRNY price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins. To the extent such prices differ materially from the BRRNY price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the BRRNY are digital asset trading venues that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin used in BRRNY calculations and, therefore, could adversely affect the bitcoin price as reflected by the BRRNY.

The Constituent Platforms have changed over time. For example, effective April 2017, Bitfinex and OKcoin were removed from the BRR due to trading restrictions. On January 25, 2019, itBit was suspended from the BRR due to data quality issues, which suspension was lifted on February 1, 2019 after the Benchmark Provider confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. On August 30, 2019, Gemini was added to the BRR. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the BRRNY, see “The Trust and Bitcoin Prices — CME CF Bitcoin Reference Rate – New York Variant”.

The BRRNY is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Provider guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the BRRNY to establish its NAV and NAV per Share. In the event that the BRRNY is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME Bitcoin Real Time Price also has a limited history and shares some of the same structural and methodological features and risks as the BRRNY. The Trust utilizes the CME Bitcoin Real Time Price to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the bitcoin market price of bitcoin, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CME Bitcoin Real Time Price is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the BRRNY and CME Bitcoin Real Time Price are designed to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms of the BRRNY and CME Bitcoin Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the BRRNY used to establish the NAV. To the extent such prices differ materially from the level of the BRRNY used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the BRRNY may be delayed. Errors in BRRNY data, the BRRNY computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the BRRNY, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The BRRNY is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the BRRNY’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the BRRNY is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the BRRNY is not available, or if the Sponsor determines, in its sole discretion, that the BRRNY does not reflect an accurate bitcoin price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value bitcoin, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume weighted average price or volume weighted median price of bitcoin provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

The BRRNY could fail to track the global bitcoin price and a failure of the BRRNY could adversely affect the value of the Shares.

Although the BRRNY is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the BRRNY price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the BRRNY provides a U.S. dollar-denominated composite for the price of bitcoin based on the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the BRRNY. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the BRRNY price. To the extent the BRRNY price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin. To the extent such prices differ materially from the BRRNY price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the BRRNY and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the BRRNY at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the BRRNY price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the BRRNY price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the BRRNY, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The BRRNY price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset trading platforms has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the BRRNY is designed to limit exposure to the interruption of individual digital asset trading platforms, the BRRNY price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the BRRNY will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the BRRNY, which could skew the price of bitcoin as represented by the BRRNY. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The BRRNY price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the BRRNY pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of bitcoin as reflected by the BRRNY. The methodology used to calculate the BRRNY price to value bitcoin in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the BRRNY is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the BRRNY. Such NAV of the Trust determined using the BRRNY price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the BRRNY. The price of bitcoin in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings as reflected in the BRRNY. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of bitcoin.

The Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high, or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The NAV may not always correspond to the market price of bitcoin and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

When acquiring bitcoin, it is possible that the Trust will pay a higher price for bitcoin than the value ascribed to bitcoin by the BRRNY, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a creation order for Baskets on the price the Trust actually paid for the bitcoin rather than on the value of bitcoin ascribed by the BRRNY. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the Constituent Platforms of the BRRNY. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the bitcoin market is a 24-hour marketplace; however, trading volume and liquidity on the bitcoin market is not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and other reasons. As a result, during periods when U.S. equity markets is open but large portions of the bitcoin market are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the price of bitcoin could result in a difference in performance between the price of bitcoin and the most recent Share price. To the extent that the price of bitcoin moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of bitcoin drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Buying and selling activity associated with the purchase and redemption of Baskets may adversely affect an investment in the Shares.

There is no limit on the number of bitcoin the Trust may acquire (other than the overall limit on the number of bitcoin in existence established by the original bitcoin protocol and any limit on the number of Shares registered by the Trust).

The Sponsor’s purchase of bitcoin in connection with Basket purchase orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by the Sponsor in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by the Sponsor and other market participants may have on the price of bitcoin, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of bitcoin, wide spreads between prices quotes on different bitcoin trading platforms, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Bitcoin Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent or Bitcoin Custodian, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn may prevent Bitcoin Trading Counterparties from depositing or withdrawing bitcoin from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering bitcoin in return for Baskets, the price of Shares may diverge from the value of bitcoin.

Investors may be adversely affected by purchase or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of purchase or redemption or may postpone the redemption or purchase settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying bitcoin.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the BRRNY. The value established by using the BRRNY may be different from what would be produced through the use of another methodology. The value of bitcoin or other digital asset investments valued using techniques other than those employed by the BRRNY, including “fair valuation measures,” may differ from the value of bitcoin determined by reference to the BRRNY.

If the BRRNY is not available, or if the Sponsor determines, in its sole discretion, that the BRRNY does not reflect an accurate bitcoin price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value bitcoin, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume weighted average price or volume weighted median price of bitcoin provided by a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust Agreement.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital asset, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no history of past performance in managing a bitcoin exchange-traded product, which is a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performances of the Sponsor’s management in other positions, including their experiences in private funds that hold bitcoin and traditional exchange-traded funds investing in securities, are an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Bitcoin blockchain, thefts can be difficult to trace, which may make bitcoin a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Transfer Agent, the Marketing Agent, the Administrator, Cash Custodian or the Bitcoin Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s bitcoins held in the Trust Bitcoin Account at the Bitcoin Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor, Bitcoin Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Trust’s bitcoins. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Prime Execution Agent, Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust Bitcoin Account with the Bitcoin Custodian or the Trust’s Trading Balance with the Prime Execution Agent, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Bitcoin Custodian, Prime Execution Agent or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, Bitcoin Custodian or Prime Execution Agent may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust Bitcoin Account with the Bitcoin Custodian or the Trust’s Trading Balance with the Prime Execution Agent could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Bitcoin Custodian and Prime Execution Agent have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Bitcoin Custodian’s or Prime Execution Agent’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s bitcoin. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s bitcoin.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor, Bitcoin Custodian and Prime Execution Agent utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor, Bitcoin Custodian and Prime Execution Agent employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor, Bitcoin Custodian and Prime Execution Agent are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s bitcoin and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. If the SEC were to approve many or all of the currently pending applications for such exchange-traded bitcoin products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. In the event that the SEC were to approve other exchange-traded bitcoin products prior to approving the Trust, the Trust could be significantly negatively affected.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

In addition, the Trust will compete with direct investments in bitcoin, bitcoin futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Bitcoin is a novel asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

The Trust’s bitcoin may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s bitcoin could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Bitcoin Custodian or Prime Execution Agent associated with Trust’s bitcoin. The Sponsor believes that the Bitcoin Custodian’s and Prime Execution Agent’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal bitcoin or private keys. Although the Bitcoin Custodian and Prime Execution Agent use multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Bitcoin Custodian, Prime Execution Agent nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s bitcoin could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) the Trust’s ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) operational or methodological issues with the BRRNY that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s bitcoin holdings; and (8) accounting standards.

The amount of bitcoin represented by a Share will decline over time.

The amount of bitcoin represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay the Sponsor Fee and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin. In addition, in the very rare event that Trade Credits (as defined below) are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor Fee, and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin or cash used to acquire bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such Basket being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “Business of the Trust—Trust Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s bitcoin. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the Bitcoin Custodian, Prime Execution Agent or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Bitcoin Custodian, Prime Execution Agent, Cash Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Bitcoin Custodian, Prime Execution Agent, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Regulatory Risk

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact the Bitcoin network and bitcoin and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of bitcoin’s status under federal or state securities laws, changes to regulations surrounding bitcoin futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act of 1940 (“Investment Company Act”). Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the U.S. is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the U.S., trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

As bitcoin and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the Commodity Exchange Act and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is either a commodity (distinguishable from a commodity interest) or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority. In particular, Examinations has expressed its intent to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that bitcoin is currently a security. In April 2019, the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for the analysis of digital assets; however, this framework is not a rule, regulation or statement of the Commission and is not binding on the Commission. In 2019, the SEC’s Division of Investment Management rejected a filer’s advocacy of treating bitcoin as an investment security under the Investment Company Act. Notwithstanding the foregoing, if Bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset. For example, it may become more difficult for bitcoin to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of bitcoin markets. As such, any determination that bitcoin or any other digital asset is a security under federal or state securities laws may adversely affect the value of bitcoin and, as a result, the value of the Shares.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin trading or transactions.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the Commodity Exchange Act, the Trust and the Sponsor may be subject to additional regulation under the Commodity Exchange Act and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

Further, if any other digital asset with widespread markets is determined to be a “commodity interest” under Commodity Exchange Act, it may have material adverse consequences for bitcoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be commodity interests may face penalties or be required to shut down if they do not have the licenses required to facilitate the trading and clearance of such commodity interests, which could result in a reduction of the liquidity of bitcoin markets.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. On May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crackdown on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.

In addition to financial regulation, because of the high energy usage required for bitcoin mining, bitcoin may be subject to regulation stemming from energy usage and/or climate concerns. For example, as of October 4, 2024, approximately 655 million tera hashes are performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work blockchains such as bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently bitcoin is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay its expenses, including the Sponsor Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and transactions involving bitcoin for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that bitcoin should be treated as property for federal income tax purposes and that transactions involving the exchange of bitcoin in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in bitcoin to qualify for beneficial capital gains treatment. However, because bitcoin is a new technological innovation, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, the IRS has statutory authority to change its position. If the IRS were to determine that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisors to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in existing IRS guidance.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

A “fork” of the Bitcoin blockchain or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Bitcoin blockchain, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. The outcome of such determination shall determine which asset is “bitcoin” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is bitcoin and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

Other Risks

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of bitcoin is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of bitcoin were higher at the time of sale. See Additional Information About the Trust—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “BITB.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where bitcoin trade. In a highly volatile market, or if one or more digital asset trading platforms supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for bitcoin occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

The Authorized Participants serve in such capacity for several competing exchange-traded bitcoin products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded bitcoin products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s bitcoin (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

In the near-term, the Trust will effect all of its creations and redemptions for cash, rather than in-kind. The use of cash creations and redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase bitcoin in connection with creation orders introduces the possibility that the Trust will pay a higher price for bitcoin than the value ascribed to bitcoin by the BRRNY, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a creation order for Baskets on the price the Trust actually paid for the bitcoin rather than on the value of bitcoin ascribed by the BRRNY. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed bitcoin in-kind and was not required to purchase and sell bitcoin in connection with creation and redemption orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

●	Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

●	The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

●	The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

●	The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

●	The Sponsor and its staff may take direct positions in bitcoin or in other investments, or may advise other clients to take such positions, that may be in conflict with the investment objective of the Shares or that may be of a size that could impact the price of bitcoin;

●	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

●	The Sponsor decides whether to obtain third party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, Bitcoin Custodian, Cash Custodian, Trust and others, see “Conflicts of Interest.”

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the bitcoin held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Bitcoin Custodian, the Cash Custodian, the Prime Execution Agent, a Bitcoin Trading Counterparty, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This prospectus was prepared based on information provided by the Sponsor, the Administrator, the Bitcoin Custodian, the Cash Custodian, the Prime Execution Agent, the Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this prospectus, and Chapman and Cutler LLP has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other digital assets.

The Trust will compete with direct investments in bitcoin, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Cash Custodian, Prime Execution Agent and Bitcoin Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Bitcoin Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Bitcoin Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. The Bitcoin Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Bitcoin Custody Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Bitcoin Custodian’s aggregate liability under the Bitcoin Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Bitcoin Custodian is not liable under the Bitcoin Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin Custodian losing control of the Trust’s bitcoins or failing to properly execute instructions on behalf of the Trust, the Bitcoin Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin Custodian directly caused such losses.

Similarly, under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Trust Bitcoin Account) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Trust Bitcoin Account), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Bitcoin Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Trust Bitcoin Account as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Bitcoin Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agreement, there is a risk that the Trading Balance, in which the Trust’s bitcoin and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the bitcoin or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian and Prime Execution Agent. The Prime Execution Agreement and Bitcoin Custody Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agreement or Bitcoin Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by Coinbase Global’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits. If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling bitcoin that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits (defined below). To avoid having to pre-fund purchases or sales of bitcoin, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin related to cash creations and redemptions or the selling of bitcoin related to paying Trust expenses not assumed by the Sponsor, to the extent applicable, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the BRRNY price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of bitcoin deviate significantly from the BRRNY price used to determine the Trust’s NAV, Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

To the extent the Trust utilizes Trade Credits when using the Agent Execution Model, such Trade Credits are secured by the Trust’s assets, including any cash and bitcoin held in the Trading Balance with the Prime Execution Agent and the Trust Bitcoin Account held with the Bitcoin Custodian, and such assets may be liquidated by the Trade Credit Lender to repay Trade Credit debt owed by the Trust in the event the Trust fails to repay the Trade Credit debt.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model, it may utilize Trade Credits. The Trust generally must repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Trust Bitcoin Account established pursuant to the Prime Execution Agreement and Bitcoin Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Bitcoin Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust Bitcoin Account and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust, in the limited circumstances when the Trust utilizes the Agent Execution Model.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s bitcoin that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer bitcoin, including bitcoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

A loss of confidence or breach of the Bitcoin Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s bitcoin are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Bitcoin held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s bitcoin holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the bitcoin.

If the Bitcoin Custody Agreement or Prime Execution Agreement is terminated or the Bitcoin Custodian or Prime Execution Agent fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin Custodian, which is Coinbase Custody, and to a lesser extent, the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s bitcoin in the Trust Bitcoin Account, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent under the Agent Execution Model. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Execution Agent and its parent (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the 1933 Act and the 1934 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the 1934 Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the 1934 Act for Coinbase Inc.’s violations of the 1934 Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase Inc’s activities involving bitcoin caused the alleged registration violations, and the Bitcoin Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the 1933 Act or the 1934 Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase Inc., as Prime Execution Agent, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Execution Agent were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Bitcoin Custodian is not named in the complaint, if Coinbase Global, as the parent of the Bitcoin Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Bitcoin Custodian with custody of the Trust’s bitcoins, pursuant to the Bitcoin Custody Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Bitcoin Custody Agreement or the Coinbase Prime Broker Agreement (the “Prime Execution Agreement”) respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Bitcoin Custody Agreement as (i) the Trust materially breaching any provision of the Bitcoin Custody Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust Bitcoin Account at the Bitcoin Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime execution agent under the same terms as the current Bitcoin Custody Agreement or Prime Execution Agreement or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Bitcoin Custody Agreement or Prime Execution Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Coinbase Custody serves as the bitcoin custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Bitcoin Custodian and Prime Execution Agent are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase Custody serves as the bitcoin custodian and Coinbase Inc. serves as prime broker for several competing exchange-traded bitcoin products. Therefore, Coinbase Global has a critical role in supporting the U.S. spot bitcoin exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If the Trust needed to utilize the Agent Execution Model to buy or sell bitcoin because no Bitcoin Trading Counterparties were willing or able to effectuate the Trust’s transactions, and the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Sponsor may need to find and appoint a replacement Bitcoin Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin and cash.

The Sponsor may need to replace Coinbase Custody as the bitcoin custodian of the Trust’s bitcoin or BNY Mellon as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the Bitcoin Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the Bitcoin Custodian or Cash Custodian under the same terms as the current Bitcoin Custody Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the Bitcoin Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The Bitcoin Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Bitcoin Custodian and Cash Custodian. The Bitcoin Custodian is not a depository institution as it not insured by the FDIC. The insolvency of the Bitcoin Custodian or of any broker, custodian bank or clearing corporation used by the Bitcoin Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

Bitcoin held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoin represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sponsor, the Bitcoin Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the novel coronavirus (COVID-19) outbreak, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares.

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread have resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that has negatively affected the economic environment. These impacts also have caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The impact of this COVID-19 pandemic may be short term or may last for an extended period of time, and in either case could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process orders for Baskets.

BITCOIN, BITCOIN MARKET AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “spot” trading platform market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) trading market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the cryptocurrency of the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin network. As a result, the Bitcoin network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Bitcoin blockchain. The Bitcoin blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers. The Bitcoin network and its software has been under active development since that time by a group of computer engineers known as core developers, each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin network utilizes a digital asset known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third-party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Bitcoin blockchain and can be viewed by websites that operate as “Bitcoin blockchain explorers.” Copies of the Bitcoin blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin blockchain or be able to connect with another computer that holds a copy of the Bitcoin blockchain. The innovative design of the Bitcoin network protocol allows each Bitcoin user to trust that their copy of the Bitcoin blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settles when included in the Bitcoin blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated to the recipient’s address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to the reference software known as “Bitcoin Core,” a specific distribution of Bitcoin software that provides the de-facto standard for the Bitcoin protocol.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted by users. Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin network’s operations. Instead, the implementation of a change is achieved by users (including transaction validators known as “miners”) downloading and running the updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code or protocol is only effective with respect to those Bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Recent development on the Bitcoin network has enabled some functionality other than the transfer of value on the Bitcoin blockchain. Following the recent activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as “public-private key cryptography,” represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.

The public key is visible to the public and analogous to the Bitcoin network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, and without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending of bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin network was authorized by the holder of the applicable private key, and Bitcoin network mining software consistent with reference software requirements validates each such transaction before including it in the Bitcoin blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is recorded if included in a valid block added to the Bitcoin blockchain, when that block is accepted as valid through consensus formation among Bitcoin network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed Bitcoin blockchain on the Bitcoin network. For a transaction, inclusion in a block in the Bitcoin blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Bitcoin blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Bitcoin blockchain.

To undo past transactions in a block recorded on the Bitcoin blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Bitcoin blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin network. The Bitcoin network is generally programmed to consider the longest Bitcoin blockchain containing solved and valid blocks to be the most accurate Bitcoin blockchain. In order to undo multiple layers of confirmation and alter the Bitcoin blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Bitcoin blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin network, who would be continuously solving for and adding new blocks to the Bitcoin blockchain. Given the size and speed of the Bitcoin network, it is generally agreed that the cost of amassing such computational power exceeds the profit to be obtained by double-spending or attempting to fabricate prior blocks.

If a malicious actor is able to amass ten (10) percent of the Bitcoin network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Trust has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Bitcoin blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as bitcoin trading platforms and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Bitcoin blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining

The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and in this case has the ability to validate transactions and add new blocks of transactions to the Bitcoin blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Bitcoin blockchain and is then rewarded by a grant of bitcoin, known as a “coinbase,” plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network must engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 3.125 bitcoin per block; the reward decreased from twenty-five (25) bitcoin to 12.5 bitcoin in July 2016, to 6.25 bitcoin in May 2020, and to 3.125 bitcoin in April 2024. It is estimated to halve again in mid-2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of October 4, 2024, approximately 19.76 million bitcoins were outstanding and the date when the 21 million Bitcoin limitation will be reached is estimated to be the year 2140.

Bitcoin Market and Digital Asset Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by (i) the supply of and demand for bitcoin in the bitcoin market, (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by users, (iii) the number of merchants that accept bitcoin as a form of payment, and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges”, although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro (such as the USD-BTC Pair) or another digital asset such as ether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity, and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. As of October 4, 2024, bitcoin had a total market capitalization of approximately $1.23 trillion and represented approximately 56.8% of the entire digital asset market.

Authorized Participants and the Trust have the option of purchasing and selling bitcoin used in Basket transactions either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

The bitcoin OTC market demonstrates flexibility in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place, and typically involves bilateral agreements on a principal-to-principal basis. Parties engaging in OTC transactions will agree upon a price – often via phone, email, or chat – and then one of the two parties will initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire US Dollars to the seller’s bank account. OTC trading tends to occur in large blocks of bitcoin. All risks and issues related to creditworthiness are between the parties directly involved in the transaction. OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin.

Bitcoin futures contracts are traded on CME, the Intercontinental Exchange and smaller regulated platforms such as ErisX and LedgerX. Authorized Participants may utilize bitcoin futures contracts to hedge bitcoin exposure relating to the purchase and redemption of Baskets. Since their launch in 2017, bitcoin futures contracts on the CME have seen significant growth in average daily volume traded, open interest, and the number of large participants. Bitcoin futures contracts on the CME are cash-settled based on the BRR, which shares the same methodology as the BRRNY.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds, and day-traders who invest in bitcoin by trading on digital asset trading platforms.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin; however, this trend appears to be eroding and more platforms seek to offer exposure to digital assets and more institutional investors seek to deploy capital in the space. Major financial institutions have cited advisory client demand in adding direct, equity or synthetic means of obtaining digital asset exposure.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Regulation of Bitcoin

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCen”), SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including Bitcoin and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult.

In August 2021, Gary Gensler, the chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin Network to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the Bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin network. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. In June 2020, digital asset businesses that are financial institutions were required to comply with the “travel rule” guidelines promoted by the Financial Action Task Force and adopted by government regulators in a substantial number of developed economies. The travel rule requires financial institutions to pass on certain transaction information in connection with financial transfers of size; because of the nature of the Bitcoin network, compliance with this mandate represents a challenge for digital asset businesses including digital asset trading platforms. See “Risk Factors—Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, on March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there have been consistent reports over the course of the last five years that Chinese regulators have taken formal or informal action to shut down or limit banking access to a number of China-based digital asset trading platforms. For example, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the United States and globally, or otherwise negatively affect the value of bitcoin.

In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to exchange traded notes, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this prospectus, the Financial Conduct Authority has not yet finalized its proposed ruling.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust holds bitcoin and values its net assets and the Shares daily based on the BRRNY. Bitcoin will be the only digital asset held by the Trust.

The Sponsor believes that the Trust provides a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require an investor to acquire bitcoin by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such bitcoin by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

Purchase and Sale of Bitcoin

Because the Trust conducts creations and redemptions of Shares for cash, it is responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Trust may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Trust, typically seeks to buy and sell bitcoin at a price as close to the BRRNY as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price is the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Trust’s purchase and sale of bitcoin may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; or the (ii) “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of bitcoin and only utilizes the Agent Execution Model in the event that no Bitcoin Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of bitcoin.

Whether utilizing either the Trust-Directed Trade Model or the Agent Execution Model, the Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process. Additionally, under both the Trust-Directed Trade Model or the Agent Execution Model, the Trust will create Shares by receiving bitcoin from a third party that is not the Authorized Participant, and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust. Additionally, the Trust will redeem Shares by delivering bitcoin to a third party that is not the Authorized Participant and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a Bitcoin Trading Counterparty). There is no contractual relationship between the Trust, the Sponsor or the Bitcoin Trading Counterparties and all transactions are done on an arms-length basis. While it is expected and intended that the Bitcoin Trading Counterparties are unaffiliated third-parties it is possible that a Bitcoin Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquires Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Bitcoin Trading Counterparties are not required to have a custody account with the Bitcoin Custodian. When seeking to purchase or sell bitcoin on behalf of the Trust, the Sponsor typically seeks to buy and sell bitcoin at a price as close to the BRRNY as practical from any of the approved Bitcoin Trading Counterparties. Upon notification that the Trust needs to purchase or sell bitcoin, the Sponsor will obtain indicative prices from multiple Bitcoin Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Bitcoin Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin to and from the Trust Bitcoin Account to the Bitcoin Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain. Transfer fees with respect to this on-chain transfer of bitcoin are paid by the Bitcoin Custodian.

The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All Bitcoin Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, engages in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved Bitcoin Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved bitcoin trading counterparty in doubt. In considering which Bitcoin Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing and cybersecurity capabilities.

As of September 30, 2024, B2C2 USA Inc., Cumberland DRW LLC, FalconX (d/b/a Solios, Inc.), Flow Traders B.V., JSCT, LLC, Kraken (d/b/a Payword OTC Ltd.), Nonco Group LLC and Wintermute Trading Ltd. have been approved as Bitcoin Trading Counterparties. JSCT, LLC is an affiliate of Jane Street Capital, LLC, which is an Authorized Participant to the Trust.

Agent Execution Model

In the event that every Bitcoin Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of bitcoin, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model.

Under the Agent Execution Model, the Prime Execution Agent, an affiliate of the Bitcoin Custodian, acting in an agency capacity, conducts bitcoin purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. To avoid having to pre-fund purchases or sales of bitcoin, the Trust may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. As the Trust intends to conduct nearly all purchases and sales of bitcoin pursuant to the Trust-Directed Trade Model, under normal conditions, it expects to keep very little or no bitcoin in the Trading Balance with the Prime Execution Agent.

In the case of a purchase of bitcoin, the extension of Trade Credits allows the Trust to purchase bitcoin through the Prime Execution Agent on the date the Trust wishes to effectuate the transaction (for instance, on the evening of day when an order to create Shares is received), with such bitcoin being deposited in the Trust’s Trading Balance. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The bitcoin purchased by the Trust is then swept from the Trust’s Trading Balance with the Prime Execution Agent to the Trust Bitcoin Account with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust Bitcoin Account are “on-chain” transactions represented on the Bitcoin blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

In the case of a sale of bitcoin, the Trust enters into a transaction to sell bitcoin through the Prime Execution Agent for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with bitcoin on the date the Trust wishes to effectuate the transaction (for instance, on the evening a day when an order to redeem Shares is received) because the bitcoin remains in the Trust Bitcoin Account with the Bitcoin Custodian. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin from the Trade Credit Lender, which allows the Trust to sell bitcoin through the Prime Execution Agent at the desired time, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. On the business day following the trade, the Trust will use the bitcoin that is moved from the Trust Bitcoin Account with the Bitcoin Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of bitcoin from the Trust Bitcoin Account to the Trust’s Trading Balance are “on-chain” transactions represented on the Bitcoin blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

The CME CF Bitcoin Reference Rate – New York Variant

Bitcoin is a globally traded commodity with prices ostensibly quoted on over 200 trading platforms with substantial, if fragmented, liquidity; nevertheless, there has not appeared to be a single unified reported price for bitcoin on such trading platforms, and the reported differences on such trading platforms between what bitcoin costs, and what an investor can subsequently sell their bitcoin holdings, range from a few cents to, at certain points, hundreds of dollars. In designing the Trust, the Sponsor considered how to accurately price the Trust’s NAV, such that said NAV would be reflective of the globally integrated price of bitcoin.

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF Bitcoin Reference Rate – New York Variant, the BRRNY, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of bitcoin in U.S. dollars. The BRRNY was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The BRRNY aggregates the trade flow of several major bitcoin trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. The BRRNY currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate, the BRR, including utilizing the same six bitcoin exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the BRRNY is calculated as of 4:00 p.m. ET, whereas the BRR is calculated as of 4:00 p.m. London time. The BRRNY, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016.

The BRRNY is designed based on the IOSCO Principals for Financial Benchmarks. The Trust uses the BRRNY to calculate its NAV, which is the aggregate U.S. dollar value of bitcoins in the Trust, based on the BRRNY, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the BRRNY at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the BRRNY price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the BRRNY price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the BRRNY, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

BRRNY Methodology

The BRRNY is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent bitcoin trading venues (the “Constituent Platforms”) as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The BRRNY is then determined by the equally-weighted average of the volume medians of all partitions.

As of July 24, 2024, the Constituent Platforms included in the BRRNY are Coinbase, Bitstamp, itBit, Kraken, Gemini, and LMAX Digital.

●	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as an e-money provider (Republic of Ireland, Central Bank of Ireland) and Major Payment Institution (Singapore, Monetary Authority of Singapore).

●	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the UK FCA.

●	itbit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

●	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators (“CSA”).

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	LMAX Digital: A Gibraltar based exchange regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the BRRNY is administered through the Benchmark Provider’s codified policies for index integrity. The BRRNY is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The BRRNY is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME (“CME Members”); (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the BRRNY, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as it relates to the BRRNY that are set forth on the Benchmark Provider’s website. Such rules dictate how the Benchmark Provider will calculate the BRRNY, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the BRRNY for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the BRRNY for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the BRRNY by the stipulated dissemination time, it shall publish a notification on its website informing BRRNY users, including the Trust, the calculation and publication has been delayed.

Since the creation of the BRRNY, there have been several changes to Constituent Platforms comprising the BRRNY, most recently in May 2022. Once it has actual knowledge of changes to the Constituent Platforms used to calculate the BRRNY, or other material changes to the BRRNY calculation methodology, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the BRRNY given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Platforms by any member of the public, exchange or the Oversight Committee.

BRRNY data and the description of the BRRNY are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this prospectus.

The six Constituent Platforms that contribute transaction data to the BRRNY with the aggregate volumes traded on their respective BTC-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of BTC-USD Markets of BRRNY Constituent Platforms

Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken
2022 Q4	565,768,617	6,829,541,020	3,580,171,427	46,447,674,416	1,586,986,170	5,254,252,281
2023 Q1	624,309,916	9,211,206,684	4,901,570,836	41,979,489,484	1,060,844,250	9,054,883,308
2023 Q2	758,737,186	8,322,968,385	5,133,173,679	31,402,570,192	1,004,667,694	8,975,159,682
2023 Q3	447,044,393	4,214,481,842	3,747,028,275	24,090,687,496	797,891,783	4,590,616,407

The 12* highest volume BTC-USD markets operated by bitcoin trading platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarter:

Aggregate Trading Volume of Top 12* Highest Volume BTC-USD Bitcoin Trading Platforms

Period	itBit	LMAX Digital	Bitstamp	Coinbase
Volume ($)	54,390,856,403	90,013,471,450	70,261,458,472	42,399,829,363

*Platforms include all six Constituent Platforms and; BinanceUS, Bitfinex, Gate.io, Crypto.com, CEX.io and EXMO.

The market share for BTC-USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

Bitcoin Trading Platform Market Share of BTC-USD Trading

Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Others**
2022 Q4	0.65%	7.25%	4.28%	54.80%	1.78%	5.86%	25.38%
2023 Q1	0.76%	10.33%	5.41%	46.25%	1.30%	9.65%	26.30%
2023 Q2	0.73%	11.98%	7.46%	45.60%	1.61%	12.95%	19.67%
2023 Q3	1.18%	9.82%	9.07%	57.13%	2.20%	10.70%	9.76%

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds bitcoin and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust holds bitcoin and establish its NAV by reference to the BRRNY.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objective. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be bitcoin held with the Bitcoin Custodian. The Sponsor believes that the BRRNY is a representative value for the USD-BTC price of bitcoin, based on the methodology administered by the Benchmark Provider.

The Trust processes pays its only ordinary expense (the Sponsor Fee) in bitcoin. The Trust will only sell bitcoin (1) in connection with the redemption of Baskets for cash (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protections against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis bitcoin pricing information based on the spot and Bitcoin Futures price for one bitcoin from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (www.BITBetf.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Calculation of NAV

Under normal circumstances, the Trust’s only asset will be bitcoin and, under limited circumstances, cash. The Trust’s bitcoin are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV is determined by the Administrator once each Exchange trading day at 4:00 p.m. (New York time), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Standard Time (“EST”). Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator calculates the NAV of the Trust by multiplying the number of bitcoin held by the Trust by the BRRNY for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator determines the price of the Trust’s bitcoin by reference to the BRRNY, which is published between 4:00 p.m. and 4:30 p.m. (New York time) on every calendar day. The methodology used to calculate the BRRNY price to value bitcoin in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the BRRNY is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the BRRNY). The Administrator determines the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the bitcoin held by the Trust based on the BRRNY, unless otherwise determined by the Sponsor in its sole discretion. If the BRRNY is not available or the Sponsor in its sole discretion determines that the BRRNY should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

The ITV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME Bitcoin Real Time Price. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because per Share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. EST to 4:00 p.m. EST. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The ITV (which is based upon the CME Bitcoin Real Time Price) may differ from the NAV (which is based upon the BRRNY) due to differences in how the CME Bitcoin Real Time Price and BRRNY are calculated. While the BRRNY is calculated as described in the section above entitled “The Trust and Bitcoin Prices – The CME CF Bitcoin Reference Rate – New York Variant,” the CME Bitcoin Real Time Price is calculated once per second, in real time by utilizing the Order Books of bitcoin – U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the CME Bitcoin Real Time Price calculation agent. The Order Books are aggregated into one consolidated order book by the CME Bitcoin Real Time Price calculation agent and the bid-price volume curve, ask price-volume curve, mid-price volume curve and mid-spread volume curve are calculated. The mid-price volume curve is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The CME Bitcoin Real Time Price is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the BRRNY is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for bitcoin on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Bitcoin Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Bitcoin Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Bitcoin Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

The Covered Transactions

Description of the Covered Transactions

The Osprey Fund, Osprey, the Trust and the Sponsor entered into an Asset Purchase Agreement on August 26, 2024. Pursuant to the Asset Purchase Agreement, the Osprey Fund will sell and the Trust will purchase all of the bitcoin owned by the Osprey Fund, and Trust will issue an amount of common shares of the Trust with a combined net asset value equal to the value of the Acquired Bitcoin as determined by reference to the BRRNY on the business day prior to the Closing Date (the “Consideration Shares”). The Consideration Shares will be issued to the registered holder of the shares of the Osprey Fund, which is the Depository Trust Company (“DTC”) that holds through Cede & Co., as nominee for DTC. The Asset Purchase is expected to close on or about [ ], 2024 (the “Closing Date”). Consummation of the Asset Purchase is subject to the satisfaction or waiver of closing conditions that are contained in the Asset Purchase Agreement. These include the Osprey Fund’s receipt of a legal opinion regarding the tax-free nature of the Covered Transactions and other customary conditions. Each of Osprey and Bitwise may waive any of the conditions to its obligations to complete the Asset Purchase.

Following the closing of the Asset Purchase, pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund, the Osprey Fund will wind-up its affairs and liquidate. After paying creditors of the Osprey Fund and making provision for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to each Unitholder their pro rata portion of the remaining Consideration Shares plus and remaining cash held by the Osprey Fund (the “Liquidating Distribution”, and collectively with the Asset Purchase, the “Covered Transactions”). After the Liquidating Distribution, each Unitholder will become a beneficial owner of the Trust, which trades on the NYSE Arca under the ticker symbol “BITB” (CUSIP No.: 09174C104). It is expected that shortly after the Liquidating Distribution, the Osprey Fund will terminate and all outstanding Units will be cancelled. Following the closing of the Asset Purchase, there are no conditions to the consummation of the Liquidating Distributions. Osprey will seek to complete the Liquidating Distributions as soon as practicable following the consummation of the Asset Purchase.

Background of the Covered Transaction

On March 5, 2024, the Osprey Fund announced that it was aware the Units were trading at a discount to the value of its underlying bitcoin and was exploring strategic alternatives to maximize Unitholder value. As part of that process, Osprey stated its intention to consider a wide range of options, including a transaction with an existing exchange traded product that invests in bitcoin. The Osprey Fund also announced that if a strategic transaction was not identified, Osprey intended to liquidate and dissolve the Osprey Fund within 180 days of the announcement.

On the same day, the Osprey Fund filed a Form 15 with the SEC to terminate its registration under Section 12(g) of the 1934 Act. Such termination became effective on June 3, 2024. Upon filing of the Form 15, the Osprey Fund’s obligation to file reports under Section 13(a) of the 1934 Act terminated, including the obligation to file Forms 10-K, 10-Q, and 8-K. Units of the Trust remained quoted on the OTCQX and subject to the OTCQX alternative reporting standard.

Following the March 5, 2024 announcement, Osprey began contacting potential counterparties, including Bitwise, to solicit interest in participating in a transaction of the type described in the announcement. Bitwise indicated its preliminary interest in causing the Trust to enter into such a transaction, subject to the negotiation and execution of a definitive agreement satisfactory to all parties.

On May 31, 2024, Osprey held a telephonic meeting with Bitwise and Morgan Lewis & Bockius (“Morgan Lewis”), legal counsel to Osprey, to discuss a potential sale of the Osprey Fund to the Trust. In June 2024, Bitwise and Osprey informally reached an agreement on the structure of a proposed transaction. Such a transaction was to be in the form of an asset purchase of the Osprey Fund’s bitcoin in exchange for Shares of the Trust that had been registered under the 1933 Act on an appropriate registration statement. While the parties considered other forms of transactions, including a private placement of the Shares followed by either the resales by Unitholders pursuant to Rule 144 under the 1933 Act or the filing of a registration statement covering the resale of the Shares received in the Transaction, Bitwise and Osprey determined that the agreed upon structure was the most efficient means of delivering freely tradable Shares to Unitholders without any intervening gaps in liquidity of the Unitholders’ ownership interests. Further, the parties agreed that in connection with the asset purchase, the Osprey Fund would dissolve and liquidate, which would serve to make the transaction tax-free under the Code. For Bitwise, the proposed transaction would expand its position as a premier crypto asset manager, while the Trust would benefit from additional economies of scale from the additional bitcoin assets received in the transaction.

On July 2, 2024, Bitwise delivered to Osprey an initial draft of the APA. Over the next several weeks, the parties, together with their respective legal and tax advisors, negotiated the APA and prepared the ancillary documents, including Osprey’s Plan of Liquidation and Dissolution. On July 18, 2024, Osprey delivered a revised draft of the APA to Bitwise. On August 2, 2024 and August 15, 2024, representatives of each of Osprey, Morgan Lewis, Bitwise and Chapman and Cutler LLP (“Chapman”), legal counsel to Bitwise, met telephonically to discuss finalizing the APA. Between August 2, 2024 and August 26, 2024, representatives of each of Osprey, Morgan Lewis, Bitwise and Chapman met telephonically and exchanged numerous emails to finalize the remaining open items related to the APA, including Osprey’s Plan of Liquidation and Dissolution, and other related matters. On August 26, 2024, Osprey, the Osprey Fund, Bitwise and the Trust executed the APA. On August 27, 2024, Osprey and Bitwise jointly announced the entering into of the APA and their intention to close the transactions contemplated thereby by the end of 2024.

Comparison of Investment Objective and Strategy

The Trust has a substantially similar investment objective, investment strategy, investment restrictions and investment risks as the Osprey Fund. The Osprey Fund’s investment objective is to have it Units reflect the value of bitcoin by reference to the Coin Metrics CMBI Bitcoin Index provided by Coin Metrics Inc., less the Osprey Fund’s expenses and other liabilities, whereas the Trust seeks to track the value of bitcoin by refence to the BRRNY.

Service Providers

The Osprey Fund and the Trust have some of the same service providers. Differences in those entities providing sponsorship, administration and accounting, audit, transfer agency, distribution, custody, and Delaware Trustee services to the Osprey Fund and the Trust are as noted in the following table. The following table also notes other differences related to the shares, respectively, of the Osprey Fund and the Trust.

	The Osprey Fund	The Trust
Sponsor	Osprey Funds, LLC	Bitwise Investment Advisers, LLC
Administrator	Theorem Fund Services, LLC	The Bank of New York Mellon
Marketing Agent	None	Foreside Fund Services, LLC
Transfer Agent	Continental Stock Transfer & Trust Company	The Bank of New York Mellon
Auditor	Grant Thornton LLP	KPMG LLP
Bitcoin Custodian	Coinbase Custody Trust Company, LLC	Same
Cash Custodian	Customers Bank	The Bank of New York Mellon
Delaware Trustee	CSC Delaware Trust Company	Same
Ticker Symbol	OBTC	BITB
CUSIP Number	68839C206	09174C104
OTC Market/Primary Listing Exchange	OTCQX	NYSE Arca

Comparison of Fund Expenses

The Osprey Fund pays to Osprey a management fee at an annual rate of 0.49% of the daily net asset value of the Osprey Fund. This management fee accrues daily in bitcoin and is payable, at Osprey’s sole discretion, in bitcoin or in U.S. dollars. Osprey the routine operational, administrative and other ordinary fees and expenses of the Osprey Fund; provided, however, that the Osprey Fund is responsible for audit fees, index license fees, aggregate legal fees in excess of $50,000 per annum and the fees of the Custodian and certain extraordinary expenses of the Trust, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by Osprey or any other service provider on behalf of the Osprey Fund to protect the Osprey Fund or the interest of Unitholders, indemnification expenses, fees and expenses related to public quotation on OTCQX.

The Trust pays a unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. The Trust’s administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total bitcoin holdings, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the BRRNY. In exchange for the Sponsor Fee, Bitwise has agreed to assume and pay the normal operating expenses of the Trust, which include the trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses.

Role of the Sponsors in the Covered Transactions

Osprey is not receiving any compensation dependent on the consummation of the Covered Transactions.

Bitwise will not receive any consideration in connection with the Covered Transaction other than any additional Sponsor Fee resulting from the increase in the bitcoin held by the Trust. Bitwise, as sponsor of the Trust, will be responsible for management of the Trust. Bitwise is also responsible for selecting and overseeing the service providers to the Trust and preparing and filing periodic reports on behalf of the Trust with the SEC and provide any required certifications for such reports.

Terms and Conditions to Consummation of the Covered Transactions

With respect to the Covered Transactions, the obligations of the Osprey Fund and the Trust are subject to the following terms and conditions, among others:

●	A registration statement filed by the Trust with the Securities and Exchange Commission in connection with the Trust’s Shares to be issued pursuant to Covered Transactions shall have been declared effective under the Securities Act of 1933.

●	Bitwise and the Trust shall have obtained an order from the SEC pursuant to Section 19(b) of the 1934 Act approving a proposed rule change to the rules of the Exchange to permit the listing and trading of the Shares on the Exchange following the completion of the Covered Transactions.

●	Osprey and the Osprey Fund shall have taken all action necessary to cause the quotation or listing of the shares of the Osprey Fund to have ceased or been delisted on any over-the-counter market.

●	The Osprey Fund shall have adopted a Plan of Dissolution and Liquidation providing for the dissolution and liquidation of the Osprey Fund following the Closing Date.

●	Each of Osprey, the Osprey Fund, Bitwise and the Trust, as applicable, shall have made all filings and delivered all notices to all governmental authorities and other persons necessary in connection with the consummation of the Covered Transactions.

●	All encumbrances on the bitcoin to be acquired by the Trust shall have been released in full and Osprey, on behalf of the Osprey Fund, shall deliver to the Trust written evidence regarding the release of any such encumbrances.

●	Osprey, on behalf of the Osprey Fund and Bitwise, on behalf of the Trust, shall have each delivered an officer’s certificate certifying that all agreements and commitments set forth in the Asset Purchase Agreement have been satisfied.

●	Osprey and the Osprey Fund shall have delivered to Bitwise and the Trust duly executed counterparts to the Asset Purchase Agreement and any accompanying agreements, and Bitwise and the Trust shall have delivered to Osprey and the Osprey Fund duly executed counterparts to the Asset Purchase Agreement and any accompanying agreements.

●	The Osprey Fund shall have received a legal opinion that the consummation of the transactions contemplated by the Covered Transactions will not result in the recognition of gain or loss for federal income tax purposes for the Osprey Fund or its shareholders.

●	The Osprey Fund shall have received a legal opinion as to the Trust’s status as a grantor trust for U.S. federal income tax purposes and that each beneficial owner of Consideration Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Consideration Shares.

●	The Covered Transactions may be terminated at any time prior to the effectuation of the Covered Transactions on the Closing Date by mutual agreement of Osprey, on behalf of the Osprey Fund, and Bitwise, on behalf of the Trust.

Following the closing of the Asset Purchase, there are no conditions to the consummation of the Liquidating Distributions. Osprey will seek to complete the Liquidating Distributions as soon as practicable following the consummation of the Asset Purchase.

Regulatory Approvals

No regulatory approvals are required for the consummation of the Covered Transactions.

No Voting Rights

Unitholders have no right to vote on the Covered Transactions.

Under the Osprey Fund’s Osprey Trust Agreement, Osprey Fund shareholders have no voting rights with respect to the Osprey Fund except as expressly provided in the Osprey Trust Agreement. Section 13.3 of the Osprey Trust Agreement provides that the sponsor may cause (i) the Osprey Fund to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Units of the Osprey Fund to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Units of the Osprey Fund to be exchanged for units in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. Osprey, with written notice to the Unitholders, may approve and effect any of the transactions contemplated under (i)—(iii) above without any vote or other action of the Unitholders.

No Appraisal or Dissenters’ Rights

The Osprey Fund’s shareholders will not be entitled to exercise appraisal or dissenters’ rights under the Delaware Statutory Trust Act in connection with the Covered Transactions.

Osprey Fund shareholders who object to the Covered Transactions or who otherwise do not wish to receive Consideration Shares should, before the Closing Date, sell their Units in the secondary market.

Governing Instruments

Both the Osprey Fund and the Trust are Delaware statutory trusts. The Osprey Trust Agreement is the Osprey Fund’s governing instrument applicable to the Osprey Fund and its Unitholders. The Bitwise Trust Agreement is the Trust’s governing instrument applicable to the Trust and its Shareholders. The terms of the Osprey Trust Agreement are substantially similar to the terms of Bitwise Trust Agreement. Consequently, the instruments that govern the rights of the Trust Shareholders with respect to their Shares will not be materially different from those that govern the rights of the Osprey Fund’s Unitholders with respect to their Units.

Federal Income Tax Consequences

As a condition to the closing of the Asset Purchase, the Osprey Fund will receive a tax opinion from Chapman and Cutler LLP with respect to the Covered Transactions substantially to the effect that for federal income tax purposes:

●	Neither the Osprey Fund (nor upon liquidation of the Osprey Fund, each of its Unitholders) will be required to recognize gain or loss solely by reason of the Covered Transactions;

●	The Trust is not an association taxable as a corporation for Federal income tax purposes but will be classified as a grantor trust and will be governed by the provisions of subpart E of Part I of subchapter J (relating to trusts) of chapter 1 of the Code;

●	Subject to the rules of Treas. Reg. § 1.671-5, (i) income of the Trust will be treated as income of each shareholder of the Osprey Fund in proportion to their interest in the Trust after Closing, (ii) an item of the Trust income will have the same character in the hands of a shareholder as it would have if the shareholder directly owned a pro rata portion of the Trust’s assets and, (iii) subject to the rules of Treas. Reg. § 1.671-5, each shareholder will be considered to have received his or her pro rata share of income derived from each Trust asset when such income would be considered to be received by the shareholder if the shareholder directly owned a pro rata portion of the Trust’s assets; and

●	The Osprey Fund (and upon liquidation of the Osprey Fund, each of its Unitholders) will be treated as the owner of a pro rata portion of the Trust’s assets under the grantor trust rules of Sections 671-679 of the Code.

In rendering the opinion, counsel will rely upon, among other things, certain facts and assumptions and certain representations of Osprey and Bitwise. The condition that the Osprey Fund receive such an opinion may not be waived.

No tax ruling has been or will be received from the IRS in connection with the Covered Transactions. An opinion of counsel is not binding on the IRS or a court, and no assurance can be given that the IRS would not assert, or a court would not sustain, a contrary position.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Amended and Restated Trust Agreement dated as of December 27, 2023. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018.

The Trust is passively managed and does not pursue active management investment strategies. Additionally, the Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. The bitcoin held by the Trust will only be delivered to pay its only ordinary expense (the Sponsor Fee) in bitcoin. The Trust will only sell bitcoin (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. The delivery or sale of bitcoin to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee are subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the purchase and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust pays the unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. For a 6-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor has agreed to waive the entire Sponsor Fee on the first $1 billion of Trust assets.

The Trust pays the unitary Sponsor Fee of 0.20% per annum of the Trust’s bitcoin holdings. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee is accrued daily and is payable in bitcoin monthly in arrears. The Administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total bitcoin holdings, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the BRRNY. The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On the last day of each month, an amount of bitcoin will be transferred from the Trust Bitcoin Account to the Sponsor Bitcoin Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the BRRNY on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), Exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Administrator and/or the Sponsor will direct the Bitcoin Custodian to transfer bitcoin from the Trust Bitcoin Account to the Sponsor Bitcoin Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s bitcoin as necessary to pay such expenses. The Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin at a price as close to the BRRNY as practical. Such sales will be undertaken pursuant to the Trust-Directed Trade Model unless no Bitcoin Trading Counterparty is willing or able to effectuate the trade. Transfers of bitcoin from the Trust Bitcoin Account to the Sponsor Bitcoin Account, and from the Sponsor Bitcoin Account to the Bitcoin Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain. Transfer fees with respect to this on-chain transfer of bitcoin will be paid by the Bitcoin Custodian. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. To the extent that the Trust must utilize the Agent Execution Model to undertake bitcoin sales to pay for expenses not assumed by the Sponsor, the Prime Execution Agent, acting in an agency capacity, would conduct the sale on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. Transfers of bitcoin from the Trust Bitcoin Account to the Trust’s Trading Balance in connection with such sales are “on-chain” transactions represented on the Bitcoin blockchain. Each delivery or sale of bitcoin by the Trust to pay the Sponsor Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. Bitcoin not needed to redeem Baskets, or to cover the Sponsor Fee and Trust expenses not assumed by the Sponsor, is held by the Bitcoin Custodian or Prime Execution Agent. As a result of the recurring deliveries of bitcoin necessary to pay the Sponsor Fee and potential sales of bitcoin to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of bitcoin represented by each Share will decrease proportionately over the life of the Trust. New deposits of bitcoin, purchased with the cash received in connection with purchases of Baskets, will not reverse this trend.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in-cash or potentially in-kind.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s bitcoin and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute bitcoin to Shareholders.

See “Additional Information About the Trust—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of bitcoin, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Bitcoin blockchain, airdrops offered to holders of bitcoins and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisors, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to custody the Incidental Right or IR Asset;

●	the costs or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such costs or burden exceed the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Rights or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Bitcoin network (other than bitcoin), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	The SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money services business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or Bitcoin Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the DTSA, the affairs of the Trust shall be wound up and all bitcoin owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof and in such a manner so as to effectuate orderly sales and a minimal market impact. The Liquidating Trustee may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of Shareholders that had not theretofore been redeemed. The Liquidating Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 8.01. The Liquidating Trustee may suspend its sales of bitcoin upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of bitcoin or similar market event. Upon receipt of proceeds from the sale of the last bitcoin held hereunder, all proceeds shall be applied and distributed in the following order of priority:

1.	pay to Sponsor from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

2.	deduct from the Trust any amounts that the Liquidating Trustee, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust; and

3.	distribute each Shareholder’s interest in the remaining assets of the Trust. Such distribution shall consist of cash. Under no circumstances will the Trust distribute bitcoin to Shareholders.

Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the DTSA at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the bitcoin Baskets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor does not exercise day-to-day oversight over the Trustee, the Custodian, the Administrator, the Transfer Agent or CF Benchmarks Ltd. The Sponsor develops a marketing plan for the Trust, prepares marketing materials regarding the Shares, and exercises the marketing plan of the Trust on an ongoing basis.

The principal office of the Sponsor is 250 Montgomery Street, Suite 200, San Francisco, CA 94104.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise Asset Management, Inc., the parent of the Sponsor, and has served in such role since October 2016. He serves as President and Treasurer of the Sponsor. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees, and was sold to Noodle Education, Inc. in 2013.

Paul “Teddy” Fusaro is the President of Bitwise Asset Management and has served in such capacity since January 2021. Prior to joining Bitwise in April 2018, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy exchange-traded funds, mutual funds, and separately managed accounts. Prior to that, from 2009 to 2013, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

Katherine Dowling is the General Counsel and Chief Compliance Officer of Bitwise Asset Management and has served in such capacity since March 2021. She serves as the General Counsel, CCO and Vice President of the Sponsor. Prior to Bitwise, Ms. Dowling was the General Counsel and Chief Compliance Officer for True Capital Management from 2019 to 2021. Before that, Ms. Dowling was a General Partner, as well as Chief Operating Officer and Chief Compliance Officer of Luminate Capital Partners, from 2015 to 2018. Prior to 2015, Ms. Dowling spent over ten years as an Assistant U.S. Attorney, most recently in the Economic Crimes Unit of the U.S. Attorney’s Office for the Northern District of California. Ms. Dowling is an Echols Scholar graduate of the University of Virginia and a graduate of Harvard Law School.

The following is a biographical summary of the business experience of certain key officers of Bitwise Asset Management, the parent of the Sponsor:

Matthew “Matt” Hougan is the Chief Investment Officer of Bitwise Asset Management and has served in such capacity since October 2020 after joining Bitwise in February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, a FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of the Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

Hong Kim is the Chief Technology Officer of Bitwise Asset Management and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of BNY Mellon, as Administrator, Transfer Agent and Cash Custodian, is 240 Greenwich Street, New York, NY 10286.

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin Custodian

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor. The Bitcoin Custodian has responsibility for opening the Trust Bitcoin Account and facilitating the transfer of bitcoin required for the operation of the Trust.

The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Cash Custodian

The Cash Custodian is the custodian for the Trust’s cash holdings.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the Bitcoin Custodian, the Bitcoin Custody Agreement, pursuant to which the Bitcoin Custodian keeps custody all of the Trust’s bitcoin in a segregated account from time to time (the Trust Bitcoin Account), other than the Trust’s bitcoin which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “—The Prime Execution Agent.” The Bitcoin Custodian keeps a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology (the “Cold Bitcoin Account”), with any remainder of the Trust Bitcoin Account held as a “Hot Bitcoin Account.” The Sponsor expects that all of the Trust’s assets and private keys will be held in cold storage of the Bitcoin Custodian on an ongoing basis.

Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Bitcoin Custodian generally keeps all of the Trust’s bitcoin in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoins including to pay Trust expenses not assumed by the Sponsor, as necessary. The Trust’s bitcoin held in the Cold Bitcoin Account by the Bitcoin Custodian are held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the U.S. and Europe. For security reasons exact locations are never disclosed. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys. The Bitcoin Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Bitcoin Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Bitcoin Custodian by an external provider.

Under the terms of the Bitcoin Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin among the Hot Bitcoin Account and Cold Bitcoin Account. Bitcoin custodied by the Bitcoin Custodian is not commingled with assets of Bitcoin Custodian or its affiliates or with assets of other customers of Bitcoin Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin. The Bitcoin Custodian has also agreed in the Bitcoin Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin, and that the Trust’s bitcoin assets are not treated as general assets of the Bitcoin Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Bitcoin Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin held by the Bitcoin Custodian for the Trust and that the Trust’s bitcoin is held in a separate, segregated account under the Trust’s name. The Bitcoin Custody Agreement does not require that private key information with respect to the Trust’s bitcoin be kept in a particular physical location.

The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin Custodian can upload the fully signed transaction to an online network and transfer the bitcoin. Because the Bitcoin Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

Under the Bitcoin Custody Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Bitcoin Custodian’s aggregate liability under the Bitcoin Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. Under the Bitcoin Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Bitcoin Custodian may terminate the Bitcoin Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Bitcoin Custody Agreement), including, among others, if the Trust: materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin Custodian may terminate the Bitcoin Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Bitcoin Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement. These termination provisions are described in more detail in “—The Prime Execution Agent” below.

The Transfer Agent facilitates the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the Bitcoin Custodian and the Cash Custodian to provide custody and security services for all or a portion of its bitcoin and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Bitcoin Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s bitcoin holdings, but it has no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The following section describe the role of the Prime Execution Agent and Trade Credit Lender. These parties will only be utilized during the rare and limited circumstances when the Trust buys and sells bitcoin using the Agent Execution Model. The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of bitcoin and will only utilize the Agent Execution Model in the event that no Bitcoin Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of bitcoin.

The Prime Execution Agent

Pursuant to the Prime Execution Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of bitcoin to pay other Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it has no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agreement to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the bitcoin credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells bitcoin through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of bitcoin by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust Bitcoin Account may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Bitcoin Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Bitcoin Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below).

The Prime Execution Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agreement (other than the Bitcoin Custody Agreement) which is uncured for 10 days; (ii) a material breach of the Bitcoin Custody Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Execution Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agreement as the Prime Execution Agent, Bitcoin Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Trust’s bitcoin on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agreement, including the Bitcoin Custody Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Bitcoin Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin based on the Benchmark Valuation (defined as the BRRNY) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC Cash Value until the relevant bitcoin is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC Cash Value in lieu of the relevant bitcoin or receive the BTC Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Bitcoin Custody Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Bitcoin Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust Bitcoin Account, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell bitcoin may be routed to the Prime Execution Agent’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for the Trust’s bitcoin sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Exchange or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Exchange due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

To avoid having to pre-fund purchases or sales of bitcoin when using the Agent Execution Model, the Trust may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient cash or bitcoin to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. This allows the Trust to buy or sell bitcoin through the Prime Execution Agent in an amount that exceeds the cash or bitcoin credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability purchase and sell bitcoin in a timely manner, rather than waiting for the cash to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Trust Bitcoin Account to be transferred to the Trust’s Trading Balance prior to selling bitcoin. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow bitcoin to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and the Trust Bitcoin Account. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of bitcoin or cash credited to the Trust’s Trading Balance and Trust Bitcoin Account (though it is required to exhaust the Trading Balance prior to taking control of assets in the Trust Bitcoin Account) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Pursuant to the Trade Financing Agreement, there is a maximum “Authorized Amount” of Trade Credits that the Trade Credit Lender allows to be outstanding at any one time, which is determined and may be changed by the Trade Credit Lender in its sole discretion. To the extent the Trade Credit Lender changes the Authorized Amount, it will give the Trust advance notice if it is feasible to do so.

The entirety of the Trust’s bitcoin holdings are maintained with the Bitcoin Custodian rather than the Prime Execution Agent. Accordingly, when using the Agent Execution Model, the Trust does expect to utilize Trade Credits. When utilizing Trade Credits in connection with Purchase Orders and Redemption Orders, any interest payable on Trade Credits will be the responsibility of the Authorized Participants. In the very rare event that Trade Credits are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust. Any such interest payments borne by the Trust will have the effect of reducing the amount of bitcoin represented by a Share and the net asset value of the Trust. In connection with a Redemption Order or to pay expenses not assumed by the Sponsor, the Trust will first borrow bitcoin from the Trade Credit Lender using the Trade Financing Agreement, and then sell this bitcoin. In connection with a Purchase Order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin. The purpose of borrowing the bitcoin or cash from the Trade Credit Lender is to lock in the bitcoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Trust Bitcoin Account to be transferred to a Trading Balance prior to selling the bitcoin (a process which may take up to twenty four hours, or longer if the Bitcoin blockchain is experiencing delays in transaction confirmation, or if there are other delays). To the extent that the execution price of the bitcoin acquired exceeds the amount of cash deposited by the Authorized Participant, the Authorized Participant bears the responsibility for the difference.

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a Redemption Order under the Agent Execution Model, the Trust may use financing when the bitcoin remains in the Trust Bitcoin Account at the point of intended execution of a sale of bitcoin. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Bitcoin Custodian to move bitcoin out of the Trust Bitcoin Account into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the bitcoin price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Trust Bitcoin Account the Trading Balance was completed before selling the bitcoin.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Plan of Distribution

On the Closing Date, pursuant to an Asset Purchase and Contribution Agreement (the “APA”) among the Osprey Fund, Osprey, the Trust and Bitwise, all of the bitcoin owned by the Osprey Fund will be contributed to the Trust, and the Trust will issue an amount of Shares equal to the product of the aggregate value of the Acquired Bitcoin as determined by reference to the CME CF Bitcoin Reference Rate - New York Variant (“BRRNY”) on the business day prior to the Closing Date multiplied by the number of Acquired Bitcoin, divided by the net asset value per Share on the business day prior to the Closing Date (the “Consideration Shares”). The Consideration Shares will be deposited with the brokerage designated by Osprey.

Following the closing of the Asset Purchase, pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund, the Osprey Fund will distribute the Consideration Shares held by the Osprey Fund to its Unitholders on a pro-rata basis (the “Pre-Liquidation Distribution”). Thereafter, the Osprey Fund will wind-up its affairs and liquidate. After paying creditors of the Osprey Fund and making provisions for claims and obligations of the Osprey Fund, the Osprey Fund will distribute to each Unitholder their pro rata portion of any remaining assets held by the Osprey Fund (the “Final Liquidating Distribution”, and collectively with the Pre-Liquidation Distribution, the “Liquidating Distributions”) The Liquidating Distributions and the Asset Purchase are referred to collectively herein as the “Covered Transactions”.

After the Pre-Liquidation Distribution, each Unitholder will become a beneficial owner of the Trust, which trades on the NYSE Arca under the ticker symbol “BITB” (CUSIP No.: 09174C104). It is expected that shortly after the Liquidating Distributions, the Osprey Fund will terminate and all outstanding Units will be cancelled.

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it does so only in Baskets (blocks of 10,000 Shares) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.”

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant is required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Determination of Basket Amount

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. Fractions of a bitcoin smaller than a satoshi (0.00000001 bitcoin) are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing an order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for cash (a “Purchase Order”). Such orders are subject to approval by the Marketing Agent and Transfer Agent. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase Orders must be placed by 2:00 p.m., New York time, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cut-Off Time”). The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Purchase Order is accepted by the Transfer Agent is considered the “Purchase Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a bitcoin transaction, when it believes the price of bitcoin is being inconsistently, irregularly, or discontinuously published from bitcoin trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a Purchase Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount of bitcoin as described in the “Determination of Required Deposits” sub-section above, multiplied by the BRRNY price, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of bitcoin to the extent it is greater than the BRRNY price on each Purchase Order Date. On each Purchase Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a creation request. If an Authorized Participant fails to consummate the foregoing, the Purchase Order will be cancelled. The Sponsor causes to be published each night the amount of bitcoin that will be acquired in exchange for each Purchase Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of bitcoin if the price paid by the Trust is in excess of the BRRNY on each Purchase Order Date.

An Authorized Participant who places a Purchase Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 pm, New York time, on the business day following the Purchase Order Date. Pursuant to the cash creation and redemption process, the Trust is responsible for acquiring and selling bitcoin, which it may do pursuant to two different models: (i) the “Trust-Directed Trade Model,” and the (ii) “Agent Execution Model.”

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from an approved Bitcoin Trading Counterparty in an amount equal to the Basket Amount. When seeking to purchase bitcoin on behalf of the Trust, the Sponsor will seek to purchase bitcoin at a price as close to the BRRNY as practical. Once the trade has been agreed upon with a Bitcoin Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin from the Bitcoin Trading Counterparty to the Trust Bitcoin Account are “on-chain” transactions represented on the Bitcoin blockchain. Upon receipt of the deposit amount of bitcoin in the Trust Bitcoin Account at the Bitcoin Custodian from the Bitcoin Trading Counterparty, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account and will wire the cash previously sent by the Authorized Participant to the Bitcoin Trading Counterparty to complete settlement of the Purchase Order and the acquisition of the bitcoin by the Trust. If the Bitcoin Trading Counterparty fails to deliver the bitcoin to the Bitcoin Custodian, no cash is sent from the Cash Custodian to the Bitcoin Trading Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Purchase Order is cancelled.

Under the Agent Execution Model, the Prime Execution Agent, acting in an agency capacity, conducts bitcoin purchases on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. On the evening of the Purchase Order Date, the Trust enters into a transaction to buy bitcoin through the Prime Execution Agent for cash. Because the Trust’s Trading Balance may not be funded with cash on the Purchase Order Date for the purchase of bitcoin in connection with the Purchase Order under the Agent Execution Model, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the Purchase Order on the Purchase Order Date. The extension of Trade Credits on the Purchase Order Date allows the Trust to purchase bitcoin through the Prime Execution Agent on the Purchase Order Date, with such bitcoin being deposited in the Trust’s Trading Balance. On the day following the Purchase Order Date, the Purchase Order Settlement Date, the Trust delivers Shares to the Authorized Participant’s DTC account in exchange for cash received from the Authorized Participant. Where applicable, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. On the Purchase Order Settlement Date for a Purchase Order utilizing the Agent Execution Model, the bitcoin associated with the Purchase Order and purchased on the Purchase Order Date is swept from the Trust’s Trading Balance with the Prime Execution Agent to the Trust Bitcoin Account with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust Bitcoin Account are “on-chain” transactions represented on the Bitcoin blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of bitcoin calculated by the Administrator for daily valuation using the BRRNY and the price at which the Trust acquires the bitcoin will be borne solely by the Authorized Participant to the extent that the Trust pays more for bitcoin than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Purchase Order Date, communicated to the Authorized Participant on the Purchase Order Date, and wired by the Authorized Participant to the Cash Custodian on the Settlement Date.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order if the Sponsor determines that:

●	the Purchase Order is not in proper form;

●	it would not be in the best interest of the Shareholders;

●	the acceptance of the Purchase Order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the Bitcoin Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the Bitcoin Custodian will be liable for the rejection of any Purchase Order.

Redemption Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets (a “Redemption Order”). Redemption Orders must be placed by 2:00 pm, New York time (the “Redemption Order Cut-Off Time”), which may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of cash representing the Basket Amount of bitcoin, less any trading expenses incurred by the Trust in liquidating the bitcoin, to the redeeming Authorized Participant or its designee.

Under the Trust-Directed Trade Model, the procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets under the Trust-Directed Trade Model with an additional safeguard on bitcoin being removed from the Trust Bitcoin Account, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of bitcoin multiplied by the price at which the Trust agrees with the Bitcoin Trading Counterparty to sell the bitcoin on the Redemption Order Date. When seeking to sell bitcoin on behalf of the Trust, the Sponsor will seek to sell bitcoin at a price as close to the BRRNY as practical. Once the trade has been agreed upon with a Bitcoin Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of bitcoin from the Trust Bitcoin Account to the Bitcoin Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day New York time on the business day following the Redemption Order Date (the “Redemption Order Settlement Date”). The Bitcoin Custodian will not send the Basket Amount of bitcoin from the Trust Bitcoin Account to the Bitcoin Trading Counterparty until the Cash Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Bitcoin Trading Counterparty has sent the cash to the Cash Custodian in an agreed upon amount to settle the agreed upon sale of the Basket Amount of bitcoin, the Transfer Agent will notify Sponsor. The Sponsor will then notify the Bitcoin Custodian to transfer the bitcoin to the Bitcoin Trading Counterparty, and the Transfer Agent will facilitate the redemption of Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of bitcoin from the Trust Bitcoin Account to the Bitcoin Trading Counterparty are “on-chain” transactions represented on the Bitcoin blockchain. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Bitcoin Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Bitcoin Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Bitcoin Custodian related to the cancelled Redemption Order.

For a redemption of Baskets utilizing the Agent Execution Model, the Authorized Participant may be required to submit a Redemption Order by an earlier than normal order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. New York time on the business day prior to Redemption Order Date. Once a Redemption Order is received, the Sponsor instructs the Bitcoin Custodian to prepare to transfer the bitcoin associated with the Redemption Order from the Trust Bitcoin Account with the Bitcoin Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For a Redemption Order utilizing the Agent Execution Model, on the evening of the Redemption Order Date, the Prime Execution Agent, acting in an agency capacity, conducts bitcoin sales on behalf of the Trust with third parties through its Coinbase Prime service in exchange for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with bitcoin on the evening of the Redemption Order Date at the time of the intended execution of the sale of bitcoin in connection with the Redemption Order because such bitcoin is still in the Trust Bitcoin Account at the Bitcoin Custodian. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin from the Trade Credit Lender, which allows the Trust to sell bitcoin through the Prime Execution Agent on the evening Redemption Order Date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. Such cash is then transferred to the Cash Custodian. The Trust will subsequently transfer the Basket Amount of bitcoin from the Trust Bitcoin Account to the Trust’s Trading Balance with the Prime Execution Agent. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will then wire the requisite amount of cash to the Authorized Participant. In the event Trade Credits were used, the Trust will use the bitcoin that is moved from the Trust Bitcoin Account with the Bitcoin Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of bitcoin from the Trust Bitcoin Account to the Trust’s Trading Balance are “on-chain” transactions represented on the Bitcoin blockchain.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of purchase or redemption or may postpone the Redemption Order Settlement Date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the Bitcoin Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Bitcoin Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

Use of Proceeds

The only proceeds to the Trust from the Covered Transactions will be bitcoin. The Trust holds the bitcoin and will only sell or transfer the bitcoin in order to (i) pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor, (ii) distribute to Authorized Participant in connection with redemptions of Baskets, or (iii) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s bitcoin will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute bitcoin to Shareholders.

Ownership or Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading bitcoin, bitcoin futures and related contracts or other bitcoin-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering in a transaction in bitcoin, bitcoin futures or any other bitcoin-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of bitcoin, bitcoin futures or other bitcoin-linked derivative exceeds $4,999 in current market value, the policies require that such bitcoin, bitcoin futures or bitcoin-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including but not limited to the Bitwise 10 Crypto Index Fund, LLC, the Bitwise 10 Index Offshore Fund Ltd., the Digital Asset Index Fund, the Bitwise Bitcoin Fund, LLC, the Bitwise Ethereum Fund, LLC and the Bitwise DeFi Crypto Index Fund. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, BRRNY Benchmark Provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the prospectus;

●	Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

●	Maintain the Trust’s website;

●	Acquire and sell bitcoin, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the BRRNY, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

●	In connection with a hard fork of the Bitcoin network to which the Sponsor has actual knowledge, determine, in good faith, whether the digital asset network running the modified or the extant Bitcoin network software is generally accepted to be the Bitcoin network and should therefore be considered to be Bitcoin for the purposes of the Trust’s ongoing operations;

●	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with Purchase Orders, receive from Authorized Participants directly or through its delegates the required amount of cash;

●	In connection with Purchase Orders, after accepting a Purchase Order and receiving the required amount of cash, the Sponsor or its delegate will direct the Transfer Agent to credit the Baskets to fill the Purchase Order within one Business Day immediately following the Purchase Order Date;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with Redemption Orders, after receiving the redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Baskets the required amount of cash.

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the U.S., any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust.

●	Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)         the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)         no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)         under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)         the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)         the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)         in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)         except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)         the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Losses”), to the extent that such Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

Except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests).The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinions

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Chapman and Cutler LLP has opined on the tax consequences of the Covered Transactions and the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

Experts

KPMG LLP, 345 Park Avenue, New York, New York 10154-0102, an independent registered public accounting firm, has audited the Trust’s financial statements as of and for the period ended December 31, 2023 incorporated by reference in this registration statement, as set forth in their report. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Material Contracts

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtaining such prices from the Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

This Fund Administration and Accounting Agreement shall be effective commencing upon regulatory approval by the SEC permitting shares of the Trust to be offered for sale, and, unless terminated pursuant to its terms, shall continue until 11:59 PM on the date which is the third anniversary of such date (the “Initial Term”), at which time this Agreement shall terminate, unless renewed in accordance with the terms hereof. The Fund Administration and Accounting Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or the Administrator gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, the Fund Administration and Accounting Agreement shall terminate at 11:59 PM on the last day of the Initial Term or Renewal Term, as applicable.

Transfer Agency and Services Agreement

Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Services Agreement has a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated by either party pursuant to the terms of the agreement.

Bitcoin Custody Agreement

Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Bitcoin Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Bitcoin Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Bitcoin Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Bitcoin Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Bitcoin Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Bitcoin Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Bitcoin Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Bitcoin Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.

The Bitcoin Custodian’s parent, Coinbase Global, maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Execution Agent (collectively, the Coinbase Insureds), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

The Bitcoin Custodian maintains an Internal Audit team that performs periodic internal audits over custody operations. SOC attestations are also performed on the Bitcoin Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Bitcoin Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address.

The Bitcoin Custody Agreement, which is a part of the Prime Execution Agreement, was effective as of the Prime Execution Agreement’s execution on July 29, 2023 and will remain in effect until terminated by either the Trust, the Bitcoin Custodian or the Prime Execution Agent. The Bitcoin Custodian may terminate the Bitcoin Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Bitcoin Custody Agreement), including, among others, if the Trust: materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin Custodian may terminate the Bitcoin Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for “Cause”. The Bitcoin Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement.

Neither the Sponsor nor the Trust has given any instructions to the Bitcoin Custodian as it relates to Incidental Rights and/or IR Assets.

Prime Execution Agreement

Pursuant to the Prime Execution Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of bitcoin to pay Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of bitcoin by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Bitcoin Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Bitcoin Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as such term is defined in the Agreement) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a “Cause” event (as such term is defined in the Agreement). The Prime Execution Agreement defines “Prime Execution Agent Services as (i) the custody of the Trust’s bitcoin in the Trust Bitcoin Account, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agreement, including the Bitcoin Custody Agreement, was effective as of its execution on July 29, 2023 and will remain in effect until terminated by either the Trust or the Prime Execution Agent. The Trust may terminate the Prime Execution Agreement, including the Bitcoin Custody Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Bitcoin Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin based on the Benchmark Valuation (defined as the BRRNY) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC Cash Value until the relevant bitcoin is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC Cash Value in lieu of the relevant bitcoin or receive the BTC Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Bitcoin Custody Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Bitcoin Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

Trade Financing Agreement

The Trade Financing Agreement was entered into between the Trust (as “Borrower”), Coinbase Credit (“Lender”), Coinbase, Inc. (“Agent” or “Coinbase”), and Coinbase Custody as agent with respect to the Trust’s balance of bitcoin held in the Trust Bitcoin Account pursuant to the Bitcoin Custody Agreement to govern the extension of credit from Coinbase Credit to the Trust for use in connection with trading bitcoin on Coinbase Inc.’s Trading Platform.

Pursuant to the terms of the Trade Financing Agreement, Lender agrees to lend to the Trust a specific quantity of cash and/or bitcoin (Trade Credits) in connection with the purchase or sale of bitcoin via the Coinbase Inc.’s Trading Platform for use on the Trading Platform up to the Authorized Amount. The “Authorized Amount” shall mean the aggregate U.S. dollar notional amount of Trade Credits that Lender has agreed to extend to the Trust during any Defined Interval. “Defined Interval” means a twenty-four (24) hour period starting at 6:00 A.M. ET (or such other time as may be notified by Lender to Trust from time to time) on any day that Lender has extended Trade Credit to Trust.

The Trust and Lender agree that the Trust may use the Trade Credits exclusively for the purpose of the execution of trades on the Trading Platform. Lender is under no obligation to continue to provide Trade Credits and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or digital assets (including U.S. dollars and bitcoin) may be unavailable, provided, however, that Lender will provide the Trust with advance notice of such black-out periods if feasible to do so.

Lender will establish in the name of the Trust a ledger entry for purposes of tracking Trade Credits extended by Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that Lender has extended during each Defined Interval, both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific digital assets (such as bitcoin). The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Trust. “Defined Interval” shall mean a twenty-four (24) hour period starting at 6:00 A.M. ET (or such other time as may be notified by Lender to Trust from time to time) on any day that Lender has extended Trade Credit to Trust. For the avoidance of doubt, in the event that Lender extends Trade Credit to the Trust prior to 6:00 A.M. ET on any given day, such notional amount of Trade Credit shall be included in the aggregation of the Authorized Amount for the immediately prior day. Lender or Agent may revise the Defined Interval time period referenced above upon 5 business days prior notice to the Trust.

Under the Trade Financing Agreement, the Lender and the Trust agreed that any digital assets (including bitcoin) and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or cash) and all proceeds of the foregoing, credited to the Trust’s Trading Balance and Trust Bitcoin Account shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9). The Trust granted to Lender and Agent a continuing first priority security interest in, lien on and right of set off against all of the Trust’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in the Trust’s Trading Balance and Trust Bitcoin Account together with proceeds thereof, in order to secure (i) repayment of Trade Credits to Lender, (ii) payment of all fees and other amounts owed by the Trust to Lender or Agent hereunder, and (iii) all other obligations of the Trust to the Lender and Agent arising hereunder from time to time. In addition, the Trust shall execute such documents and take such other actions as the Lender or Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and Agent’s security interest with respect to Trust’s Trading Balance and the Trust Bitcoin Account. For purposes of perfecting Lender’s security interest in the Trading Balance, Agent holds the Trust’s Trading Balance for itself and also as agent for Lender, and has control over the Trust’s Trading Balance for its own benefit and for the benefit and on behalf of Lender. Agent agrees to follow entitlement orders of Lender as secured party with respect to the Trading Balance without further consent of the Trust.

The Trust agrees to fully repay to Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 P.M. Eastern Time on the calendar day immediately following the start of a Defined Interval. The Trust is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of the Trust to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as such term is defined in the agreement). The Trust must repay Lender with the same type of asset that Lender provided in extending the applicable Trade Credit. The Trust’s repayment obligation shall be satisfied only when Lender receives good funds for cash Trade Credits or bitcoin for bitcoin Trade Credits. All cash repayments must be made to Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Upon the occurrence of an Event of Default: (a) any outstanding extension of Trade Credit shall be immediately due and payable; (b) in addition to all rights under the Coinbase Prime Broker Agreement, Lender or Agent may exercise any rights of a secured creditor with respect to its interests in the Trust’s assets, and may exercise all other rights under Agreements between the Trust and Lender, Agent or Coinbase Custody, including the Lender’s, Agent’s or Coinbase Custody’s rights under the Coinbase Prime Broker Agreement. Lender and Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Trust Bitcoin Account; (c) the Trust authorizes Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from Lender, as secured party, with respect to the disposition of assets in the Trust’s Trading Balance as contemplated herein without further consent or direction from the Trust or any other party. The Trust also authorizes Coinbase Custody, as securities intermediary with respect to the Trust Bitcoin, to comply with all instructions and entitlement orders from Lender or Agent, as secured party, with respect to the disposition of assets in the Trust Bitcoin Account. Coinbase Custody agrees to follow such instructions and entitlement orders; (d) Without prior notice to the Trust, Lender shall have the right to instruct Agent (and Agent agrees to comply with such instruction) to: (i) transfer the Trust’s Client Assets from the Trust’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding orders (including Orders that have been submitted or are in the process of being fulfilled); and (e) without prior notice to the Trust, Lender may suspend or terminate the Trust’s ability to receive extensions of Trade Credits, regardless of whether the Trust has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of the Trust to Lender and Agent, Lender or Agent shall have the right to liquidate any and all of the Trust’s assets and positions held with Lender or Agent, including the Trading Balance and the Trust Bitcoin Account, to cover any losses incurred by the Trust’s failure to repay the Trade Credits. In connection with liquidating such assets, the Trust authorizes Lender or Agent, on Lender’s behalf, in Lender’s sole discretion, to liquidate any of the Trust’s bitcoin in a commercially reasonable sale at the market price. The Trust understands that the value of bitcoin may rise or fall quickly, and neither Lender nor Agent has any obligation to liquidate the Trust’s bitcoin at a time that provides the best price.

The parties to the Trade Financing Agreement may terminate the agreement immediately upon giving the other party written notice. Upon notice of termination, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of the Trust with respect to outstanding Trade Credits and other amounts due hereunder, and rights of Lender and Agent in connection therewith shall survive the termination of the Trade Financing Agreement, including Lender’s and Agent’s security interest in the Trust Trading Balance and Trust Bitcoin Account and Lender, Agent’s and Coinbase Custody’s right of set-off under the Prime Execution Agreement.

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities(including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the state of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

The Marketing Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agreement shall continue automatically in effect for successive one-year periods.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Chapman and Cutler LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Tax Consequences of the Transaction

For federal income tax purposes the Osprey Fund is treated as transferring its assets to the Trust in exchange for interests in the Trust and immediately liquidating. Because the Osprey Fund is treated as a grantor trust and the Trust is treated as a grantor trust, the Unitholders are treated as having a continuing interest in the underlying assets of the Osprey Fund and, also, pursuant to the transaction, treated as owning a pro rata portion of the Trust’s assets. Since the assets of the Osprey Fund and the Assets of the Trust are fungible, Unitholders are not obtaining diversification of their interests and their holdings do not differ in kind or extent with their holdings before the transaction.

As a condition to the closing of the Asset Purchase, the Osprey Fund will receive a tax opinion from Chapman and Cutler with respect to the Covered Transactions substantially to the effect that for federal income tax purposes:

●	Neither the Osprey Fund (nor upon liquidation of the Osprey Fund, each of its Unitholders) will be required to recognize gain or loss solely by reason of the Covered Transactions;

●	The Trust is not an association taxable as a corporation for Federal income tax purposes but will be classified as a grantor trust and will be governed by the provisions of subpart E of Part I of subchapter J (relating to trusts) of chapter 1 of the Code;

●	Subject to the rules of Treas. Reg. § 1.671-5, (i) income of the Trust will be treated as income of each shareholder of the Osprey Fund in proportion to their interest in the Trust after Closing, (ii) an item of the Trust income will have the same character in the hands of a shareholder as it would have if the shareholder directly owned a pro rata portion of the Trust’s assets and, (iii) subject to the rules of Treas. Reg. § 1.671-5, each shareholder will be considered to have received his or her pro rata share of income derived from each Trust asset when such income would be considered to be received by the shareholder if the shareholder directly owned a pro rata portion of the Trust’s assets; and

●	The Osprey Fund (and upon liquidation of the Osprey Fund, each of its Unitholders) will be considered the owner of a pro rata portion of the Trust’s assets under the grantor trust rules of Sections 671-679 of the Code.

In rendering the opinion, counsel will rely upon, among other things, certain facts and assumptions and certain representations of Osprey and Bitwise. The condition that the Osprey Fund receive such an opinion may not be waived.

No tax ruling has been or will be received from the IRS in connection with the Covered Transactions. An opinion of counsel is not binding on the IRS or a court, and no assurance can be given that the IRS would not assert, or a court would not sustain, a contrary position.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust will be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis.

The opinion of Chapman and Cutler LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income, although corporate shareholders could be eligible for the dividends received deduction (subject to certain limitations) and individuals may be able to benefit from the lower tax rates available to qualified dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (including, without limitation, bitcoin) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) such digital assets are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The IRS also released additional guidance confirming that staking income paid in digital assets is included in gross income (the “2023 Ruling,” the 2019 Ruling and the 2023 Ruling, the “Rulings”). However, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Rulings & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Rulings & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear whether additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the prices of digital currencies, including the price of bitcoin, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

For example, El Salvador treats bitcoin legal tender in El Salvador. If the IRS recognizes bitcoin as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or loss in respect of foreign currencies is generally ordinary gain or loss. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts which require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long term capital gain or loss and 40% short term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that bitcoin, and any Incidental Rights or IR Assets that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of bitcoin, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Bitcoin blockchain, airdrops offered to holders of bitcoins and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. Such distribution would generally be a taxable event giving rise to ordinary income for a U.S. Holder.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Bitcoin may be used to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. For taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the bitcoin that was sold of more than one year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a fork occurs in the Bitcoin blockchain, the Trust would hold both the original bitcoin and the alternative new asset. However, such Forked Asset would not constitute an asset of the Trust as, pursuant to the Trust Agreement, the Trust has disclaimed all Incidental Rights and IR Assets, including Forked Assets. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, distribute the Forked Asset to the Sponsor. The Sponsor may then sell the Forked Asset, at which point it would it contribute the proceeds of that sale back to the Trust, which would distribute the cash to Shareholders. Such distribution would cause Shareholders to incur a federal income tax liability.

Although the Trust has explicitly disclaimed all Incidental Rights and IR Assets, it is possible that the IRS may not recognize such a disclaimer. Under such circumstances, the receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. The IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Ruling & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax advisor regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of bitcoin by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the U.S. for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the U.S. and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets by the Sponsor. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain and the Trust has sought to disclaim such assets, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the U.S.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the U.S. to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) ”freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares were sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares were timely registered under the 1934 Act. Second, the Shares are freely transferable because the Shares of the Trust are freely tradable on the Exchange like any other exchange-listed security. Finally, the Shares are owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Bitcoin Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, www.BITBetf.com; and

●	The Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information; Incorporation by Reference of certain information

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.fidelity.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. These filings will contain certain important information that does not appear in this prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;

3.	Current Report on Form 8-K (to the extent such Current Report, or portions thereof, are deemed to be filed for the purposes of the Exchange Act), dated August 30, 2024; and

4.	The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on December 29, 2023, as updated by Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 27, 2024.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus. The statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests by calling 1-866-880-7228 or by sending an e-mail request to investors@bitwiseinvestments.com.

You may also obtain information about the Trust by visiting its website at www.BITBetf.com. Information contained in the Trust’s website is not part of this prospectus.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at BITBetf.com.

Bitwise Bitcoin ETF

shares

prospectus

__, 2024

Until _________, 2024 (25 calendar days after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

Administrator: BNY Mellon.

Advisers Act: The Investment Advisers Act of 1940.

Agent Execution Model: The model whereby the Prime Execution Agent, acting in an agency capacity, conducts bitcoin purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement.

APA: The Asset Purchase and Contribution Agreement among the Osprey Fund, Osprey, the Trust and Bitwise dated August 26, 2024.

Asset Purchase: The purchase and sale of all of the bitcoin owned by the Osprey Fund by the Trust in exchange for the Consideration Shares as contemplated by APA.

Authorized Participant: One that purchases or redeems Baskets from or to the Trust.

Basket: A block of 10,000 Shares used by the Trust to issue or redeem Shares.

Basket Amount: The quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000)

Benchmark Provider: CF Benchmarks Ltd.

bitcoin (lowercase): The native unit of account and medium of exchange on the Bitcoin network.

Bitcoin (uppercase): The software protocol and peer-to-peer network used for the creation, transfer and possession of bitcoin, as recorded on the Bitcoin blockchain.

Bitcoin Custodian: Coinbase Custody Trust Company, LLC, a New York New York State limited liability trust company.

Bitcoin Custody Agreement: The custody agreement between the Bitcoin Custodian and the Trust pursuant to which the Trust Bitcoin Agreement is established.

Bitcoin Trading Counterparty: The bitcoin trading counterparties that have been approved by the Sponsor.

Bitlicense: The license required by NYSDFS for virtual currency business activity conducted in New York State. The term often is used to describe the regulations promulgated under the New York Banking Law that authorize such licensing process.

Bitwise Trust Agreement: The Amended and Restated Declaration of Trust and Trust Agreement of Bitwise Bitcoin ETF, entered into by the Sponsor and the Trustee.

BNY Mellon: The Bank of New York Mellon, a national association bank in New York that serves as the Administrator and Transfer Agent.

BRR: CME CF Bitcoin Reference Rate.

BRRNY: CME CF Bitcoin Reference Rate - New York Variant, which is calculated by CF Benchmarks Ltd. based on an aggregation of executed trade flow of major bitcoin trading platforms

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

Cash Custodian: BNY Mellon.

Closing Date: The date on which the Asset Purchase closes and settles, which is anticipated to occur on or about [    ], 2024.

Commodity Exchange Act: Commodity Exchange Act of 1936.

Consideration Shares: the Shares of the Trust delivered to the Osprey Fund in connection with the Asset Purchase that will be distributed to Unitholders in the Pre-Liquidation Distribution.

Covered Transactions: The Asset Purchase, Pre-Liquidation Distribution, and the Final Liquidating Distribution, collectively.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.

CME: The Chicago Mercantile Exchange.

CME CF Bitcoin Reference Rate - New York Variant: The CF Bitcoin-Dollar US Settlement Price, a reference rate published by the CME Group that calculates the U.S. dollar price of one bitcoin as of 4:00 p.m. New York time on each calendar day on constituent digital asset trading platforms.

CME Bitcoin Real Time Price: The CME CF Bitcoin Real Time Index, a pricing index continuously published by the CME Group at one second intervals that calculates the U.S. dollar price of one bitcoin on constituent digital asset trading platforms.

Code: Internal Revenue Code of 1986.

Constituent Platform: The major bitcoin trading platforms that serve as the pricing sources for the calculation of the CME CF Bitcoin Reference Rate – New York Variant and CME CF Bitcoin Real Time Index.

Cryptocurrency: A token such as bitcoin that is the native asset of a digital asset network.

Digital asset: A token, such as a cryptocurrency, that is the native asset of or issued on a digital asset network and secured using public private key cryptography or similar cryptographic credentials.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

DSTA: Delaware Statutory Trust Act.

ERISA: Employee Retirement Income Security Act of 1974.

EST: Eastern Standard Time.

Exchange: NYSE Arca, Inc.

FDIC: Federal Deposit Insurance Corporation.

Final Liquidating Distribution: The distribution to Unitholders by the Osprey Fund of their pro rata portion of any remaining assets held by the Osprey Fund following the Pre-Liquidation Distribution pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund.

FinCEN: The Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury with the mandate to regulate financial institutions such as money services businesses in the U.S.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Forked Asset: The digital asset resulting from a “hard fork” that is not bitcoin, as determined by the Sponsor in its discretion as set forth in the Trust Agreement. The holder of bitcoin at the time of a Network Fork may use its Bitcoin network private key to access the Forked Asset on the new network, typically through the use of the modified version of the Bitcoin network software that created the Network Fork (or the legacy version of the Bitcoin network software if the new version is determined to be Bitcoin).

GAAP: The generally accepted accounting principles of the United States.

Incidental Right: A right to receive a benefit of a fork or airdrop.

Indemnified Person” means the Trustee or any officer, affiliate, director, employee, or agent of the Trustee, for the purposes of indemnification provisions of the Trust Agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Insignificant Participation Exception: An exception to the designation of certain assets under the Plan Asset Rules, where the investment by all benefit plan investors relating to such assets is not significant or other exceptions apply.

Investment Company Act: Investment Company Act of 1940.

IRA: An individual retirement account that is a tax-qualified retirement plan under the Code.

IR Asset: Any digital asset acquired through an Incidental Right.

IRS: U.S. Internal Revenue Service.

ITV: Indicative Trust Value.

JOBS Act: The Jumpstart Our Business Startups Act.

Listing Application: The application for approval of a proposed rule change to list and trade Shares of the Bitwise Bitcoin ETP Trust under NYSE Arca Rule 8.201-E, as filed with the SEC by the Exchange on June 28, 2023, and subsequently amended on September 25, 2023 and January 5, 2024.

Liquidating Distributions: The Pre-Liquidation Distribution and the Final Liquidating Distribution, collectively.

Losses: The losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever of an Indemnified Person or Sponsor Indemnified Party, as applicable, that are eligible for indemnification pursuant to the Trust Agreement.

Marketing Agent: Foreside Financial Services, LLC.

NAV: Net asset value of the Trust, which is determined by valuing the Trust’s bitcoin using the CME US Reference Rate, less the Trust’s accrued but unpaid expenses.

Network Fork: A proposed change to the open-source software and protocols of the Bitcoin network that results in the creation of two versions of the Bitcoin network – the version running the unmodified software and the version running the modified version. To the extent that a Network Fork creates Bitcoin networks or Bitcoin blockchains that are not interoperable, the Network Fork is referred to as a “hard fork” and results in separate Bitcoin networks with independent bitcoin assets and Bitcoin blockchains that diverge from the point of adoption of the Network Fork.

NYSDFS: The New York State Department of Financial Services, a state agency that regulates financial institutions under New York Banking Law.

OFAC: The Office Foreign Assets Control.

Osprey: Osprey Funds, LLC, the sponsor of the Osprey Fund.

Osprey Fund: The Osprey Bitcoin Fund, a Delaware statutory trust.

Osprey Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement entered into by Osprey and the Trustee.

OTC: Over-the-counter, which refers to transactions that occur bilaterally between a purchaser and a seller, rather than through an exchange or clearing house.

Plan: An “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code.

Plan Asset Rules: Rules promulgated pursuant to ERISA for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code.

Plan Fiduciaries: Fiduciaries with investment discretion over a Plan.

Pre-Liquidation Distribution: The distribution to Unitholders by the Osprey Fund following the closing of the Asset Purchase of the Consideration Shares held by the Osprey Fund to its Unitholders on a pro-rata basis pursuant of a Plan of Dissolution and Liquidation adopted by the Osprey Fund.

Prime Execution Agent: Coinbase Inc.

Prime Execution Agreement: The agreement between Coinbase Inc. and the Trust that sets forth the terms and conditions pursuant to which Coinbase Inc., and its affiliates, will open and maintain a prime broker account and provide services relating to trade execution.

Publicly-Offered Security Exception: An exception to the designation of certain assets under the Plan Asset Rules, where such assets are publicly-offered securities.

Purchase Order: An order to purchase one or more Baskets.

Purchase Order Cut-Off Time: The time at which Purchase Orders must be placed on a Business Day for that Business Day to constitute the Purchase Order Date.

Purchase Order Date: The Business Day on which a Purchase Order is accepted by the Transfer Agent.

Redemption Order: An order to redeem one or more Baskets.

Redemption Order Cut-Off Time: The time at which Redemption Orders must be placed on a Business Day for that Business Day to constitute the Redemption Order Date.

Redemption Order Date: The Business Day on which a Redemption Order is accepted by the Transfer Agent.

Register: The record of all Shareholders and holders of the Shares in certificated form kept by the Transfer Agent.

SEC: The U.S. Securities and Exchange Commission, an independent agency with the mandate to regulate securities offerings and markets in the U.S.

Seed Shares: The four (4) Shares used to seed the Trust.

Seed Capital Investor: Bitwise Asset Management, Inc.

Shares: Common shares representing units of undivided beneficial ownership of the Trust.

Shareholders: Holders of Shares.

Sponsor: Bitwise Investment Advisers, LLC, a Delaware limited liability company, which controls the investments and other decisions of the Trust.

Sponsor Agreement: The agreement between the Sponsor and the Trust.

Sponsor Bitcoin Account: The custody account in the name of the Sponsor held with the Bitcoin Custodian, in which the Sponsor will receive payment in bitcoin of its management fee from the Trust Bitcoin Account.

Sponsor Indemnified Party: The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries, for the purposes of indemnification under the Trust Agreement.

Trade Credit: The Trust may borrow bitcoin or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

Trade Credit Lender: Coinbase Credit, Inc.

Trade Financing Agreement: The Coinbase Post-Trade Financing Agreement.

Transfer Agent: BNY Mellon.

Trust: The Bitwise Bitcoin ETF.

Trust Bitcoin Account: The custody account in the name of the Trust held with the Bitcoin Custodian, in which Trust Bitcoin Account the Trust’s bitcoin assets will be held.

Trust-Directed Trade Model: The model whereby the Sponsor purchases and sells bitcoin through the use of a Bitcoin Trading Counterparty.

Trustee: Delaware Trust Company, a Delaware trust company.

Unitholder: a holder of Units of the Osprey Fund.

Units: common units of fractional undivided beneficial interests of the Osprey Fund.

U.S.: The United States of America.

U.S. Treasury Department: The United States Department of the Treasury.

You: The owner or holder of Shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Bitwise Investment Advisers, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$	*
Listing fee (actual)		$8,500
Auditor’s fees and expenses		$20,000
Legal fees and expenses		$75,000
Printing expenses		$5,000
Miscellaneous expenses		$--
Total		$108,500

  * An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

On November 9, 2023, the Trust sold 4 Shares at a per-Share price of $50.00 to Bitwise Asset Management, Inc., an affiliate of the Sponsor, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. No further sales of unregistered securities are contemplated.

Item 16. Exhibits and Financial Statement Schedules.

(a)            Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)           Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on October 8, 2024.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Bitcoin ETF

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	President and Treasurer	October 8, 2024
Hunter Horsley	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer and Secretary	October 8, 2024
Paul (“Teddy”) Fusaro

* The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1***	First Amended and Restated Declaration of Trust and Trust Agreement
3.2***	Certificate of Trust
3.3***	Certificate of Amendment to Certificate of Trust
3.4***	Certificate of Amendment to Certificate of Trust
5.1*	Form of Opinion of Chapman and Cutler LLP as to legality
8.1*	Form of Opinion of Chapman and Cutler LLP as to tax matters
8.2*	Form of Opinion of Chapman and Cutler LLP as the tax consequences of the Covered Transactions
10.1****	Sponsor Agreement
10.2**	Form of Authorized Participant Agreement
10.3**	Marketing Agreement
10.4****	Prime Execution Agreement (with Bitcoin Custody Agreement included as an exhibit thereto)
10.5**	Cash Custody Agreement
10.6**	Fund Administration and Accounting Agreement
10.7**	Transfer Agency and Services Agreement
10.8****	Trade Financing Agreement
10.9*	Asset Purchase and Contribution Agreement
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Chapman and Cutler LLP (included in Exhibits 5.1, 8.1 and 8.2)
99.2*	Form of Plan of Dissolution and Liquidation of the Osprey Bitcoin Trust (included in Exhibit 10.9)
107*	Filing Fee Table

* Filed Herewith.

** Incorporated by reference to the Trust’s Registration Statement (File No. 333-260235), filed on December 4, 2023.

*** Incorporated by reference to the Trust’ Registration Statement (File No. 333-260235), filed on December 29, 2023.

**** Incorporated by reference to the Trust’ Registration Statement (File No. 333-260235), filed on January 8, 2024.

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